                                                                   Exhibit 10.14
                                                                   -------------

                           JOINT SETTLEMENT AGREEMENT

                                  by and among

                      PENSION BENEFIT GUARANTY CORPORATION,

                                THE AMPEX GROUP,

                         THE LIMITED HILLSIDE GROUP, and

                               THE SHERBORNE GROUP

                                November 22, 1994


                                TABLE OF CONTENTS
                                -----------------

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RECITALS              ...........................................................................................1

ARTICLE I             DEFINITIONS................................................................................4

         Section 1.1       Definitions...........................................................................4

         Section 1.2       Accounting Terms.....................................................................17

         Section 1.3       Terms Generally......................................................................18

         Section 1.4       References to Statutes...............................................................18

ARTICLE II            LIABILITY FOR PLANS.......................................................................18

         Section 2.1       Primary Liability for the Plans......................................................18

         Section 2.2       Back-up Liability for the Plans......................................................18

         Section 2.3       Continuing Liability.................................................................19

ARTICLE III           ASSUMPTION OF PLANS.......................................................................20

         Section 3.1       Option to Assume.....................................................................20

         Section 3.2       Obligation to Assume.................................................................21

         Section 3.3       Effect of Assumption.................................................................22

         Section 3.4       Effect of Breach of Obligation to Assume.............................................23

ARTICLE IV            LIABILITY FOR MINIMUM FUNDING CONTRIBUTIONS...............................................24

         Section 4.1       After an Assumption Date.............................................................24

         Section 4.2       Prior to an Assumption Date..........................................................24

         Section 4.3       Collateral Account...................................................................25

ARTICLE V             TERMINATION LIABILITY.....................................................................27

         Section 5.1       After Assumption.....................................................................27

         Section 5.2       Prior to an Assumption Date..........................................................27

         Section 5.3       Right to Contest.....................................................................28

ARTICLE VI            LIENS.....................................................................................28

         Section 6.1       Imposition of Lien...................................................................28

         Section 6.2       Application of Lien..................................................................29

         Section 6.3       Release of Liens.....................................................................29

ARTICLE VII           RESTRICTIONS ON TEEPAK SECURED DEBT.......................................................30

         Section 7.1       Restrictions on Teepak Secured Debt..................................................30

ARTICLE VIII          SUBORDINATION OF TERMINATION LIABILITY CLAIMS.............................................31

         Section 8.1       Subordination of Termination Liability Claims........................................31

ARTICLE IX            INVOLUNTARY TERMINATION...................................................................31

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
         Section 9.1       Restrictions on Involuntary Termination..............................................31

ARTICLE X             REPORTS...................................................................................32

         Section 10.1      Actuarial Information................................................................32

         Section 10.2      Financial Information................................................................33

         Section 10.3      Notices..............................................................................34

         Section 10.4      Requested Information................................................................37

         Section 10.5      Exceptions...........................................................................38

         Section 10.6      Confidentiality......................................................................38

ARTICLE XI            RESTRICTIONS ON DIVIDENDS.................................................................40

         Section 11.1      With Respect to the Limited Hillside Group...........................................40

         Section 11.2      With Respect to the Ampex Group......................................................40

         Section 11.3      Dividend Allocation Rules............................................................41

         Section 11.4      Change of Fiscal Year................................................................42

ARTICLE XII           DURATION..................................................................................42

         Section 12.1      Termination of Obligations...........................................................42

ARTICLE XIII          OTHER PENSION PLANS.......................................................................44

         Section 13.1      Liability of Full Hillside Group.....................................................44

         Section 13.2      Liability of Ampex Group and Sherborne Group.........................................44

ARTICLE XIV           RELEASES..................................................................................45

         Section 14.1      Full Hillside Group..................................................................45

         Section 14.2      Sherborne Group......................................................................45

         Section 14.3      Xepma I Inc. and Xepma IV Inc........................................................45

         Section 14.4      NH Holding Incorporated..............................................................45

ARTICLE XV            REPRESENTATIONS AND WARRANTIES............................................................46

         Section 15.1      General Representations and Warranties...............................................46

         Section 15.2      Additional Representations and Warranties............................................46

ARTICLE XVI           GENERAL PROVISIONS........................................................................47

         Section 16.1      Entire Agreement.....................................................................47

         Section 16.2      Governing Law and Jurisdiction.......................................................48

         Section 16.3      Modifications........................................................................48

         Section 16.4      Authority............................................................................49

         Section 16.5      Notices..............................................................................49

         Section 16.6      No Waiver............................................................................53

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
         Section 16.7      Benefits.............................................................................53

         Section 16.8      Execution............................................................................53

         Section 16.9      Captions.............................................................................54

         Section 16.10     Severability.........................................................................54

         Section 16.11     Survival.............................................................................54

         Section 16.12     Effectiveness........................................................................54

                           JOINT SETTLEMENT AGREEMENT
                           --------------------------

          This Joint Settlement Agreement ("Agreement") is made as of November 22, 1994, by and among (i) the Pension Benefit Guaranty Corporation ("PBGC"),
(ii) Ampex Corporation ("Ampex') and each other member of the Ampex Group (as hereinafter defined), (iii) Hillside Capital Incorporated ("Hillside") and each other member of the Limited Hillside Group (as hereinafter defined) and (iv) Sherborne Holdings Incorporated ("Sherborne") and each other member of the Sherborne Group (as hereinafter defined).

                                    RECITALS
                                    --------

          WHEREAS, Ampex, f/k/a Ampex Incorporated, is the contributing sponsor, within the meaning of 29 U.S.C.Section. 1301(a)(13), of the Employees' Retirement Plan of Ampex Corporation ("Systems Plan"); and

          WHEREAS, Ampex Media Holdings Incorporated ("Ampex Media") is the contributing sponsor, within the meaning of 29 U.S.C.Section. 1301(a)(13), of the Ampex Media Corporation Retirement Plan ("Media Plan") (the Systems Plan and the Media Plan together, the "Plans"); and

          WHEREAS, PBGC asserts that each of the following persons or entities (and each of their subsidiaries) is a member of a Controlled Group, (as hereinafter defined) of which Ampex and/or Ampex Media is a member: Ampex Corporation; Xepma I Inc.; Xepma II Inc.; Xepma III Inc.; Xepma IV Inc.; NH Holding Incorporated; Sherborne Group Incorporated; Sherborne Holdings Incorporated; Buffalo Color Corporation; NH Bond Corp.; Newhill Partners L.P.; Hillside Capital Incorporated; Hillside Industries Incorporated; Hillside Financial Incorporated; Hillside Delaware Incorporated; T. Hillside C. Incorporated; Hillside Newspapers Incorporated; PLK Liquidating Corporation; Plaskon Products International Sales Corporation;

Teepak International, Inc.; Teepak, Inc.; Teepak Plastics, Inc.; Teepak Acquisition Corp.; Teepak New Europe; Teepak International II, Inc.; Teepak International, Inc.; Teepak Investments, Inc.; Teepak Nederlands, B.V.; Teepak Produktie, N.V.; Teepak Industries, Inc.; and Bosley, B.V. (collectively, "Asserted Ampex Group"); and

          WHEREAS, Hillside Capital Incorporated, Hillside Industries Incorporated; Hillside Financial Incorporated; Hillside Delaware Incorporated;
T. Hillside C. Incorporated; Hillside Newspapers Incorporated; PLK Liquidating Corporation; Plaskon Products International Sales Corporation; Teepak International, Inc.; Teepak, Inc.; Teepak Plastics, Inc.; Teepak Acquisition Corp.; Teepak New Europe; Teepak International II, Inc.; Teepak International, Inc.; Teepak Investments, Inc.; Teepak Nederlands, B.V.; Teepak Produktie, N.V.; Teepak Industries, Inc.; and Bosley, B.V. (collectively, "Hillside Entities") assert that they are not, collectively or separately, members of a Controlled Group of which Ampex or Ampex Media is a member; and

          WHEREAS, PBGC asserts that if either or both of the Plans were to terminate under 29 U.S.C.Section. 1341 or Section. 1342, each entity in the Asserted Ampex Group would be jointly and severally liable as follows: (1) to PBGC for the liability described in 29 U.S.C.Section .1362(b); (2) to the trustee of such terminated Plan(s) for the liability described in 29 U.S.C.Section. 1362(c); and (3) to PBGC for the liability described in 29 U.S.C.Sections. 1306-07 (collectively, "Pension Obligations"); and

          WHEREAS, as of March 1, 1994, the PBGC asserted that in the weeks and months after such date, events or transactions might have occurred, including but not limited to a proposed restructuring of the debt obligations of Ampex (then known as Ampex Incorporated) and the proposed reorganization of NH Holding Incorporated in its pending Chapter 11 case in the U.S. Bankruptcy Court for the District of Delaware, which could have resulted in one or more of the members of the Asserted Ampex Group ceasing to be a member of a Controlled Group of which Ampex and/or Ampex Media is a member and, therefore, ceasing to have joint and several liability for the Pension Obligations, if any; and

          WHEREAS, in view of the possibility that such an event or transaction might have occurred shortly after March 1, 1994, PBGC considered initiating action to terminate either or both of the Plans under 29 U.S.C. Section. 1342(a)(4); and

          WHEREAS, the PBGC and the entities in the Asserted Ampex Group entered into an agreement dated March 14, 1994 (the "Interim Agreement"), which provided, inter alia, that if an entity in the Asserted Ampex Group which was a
          ----- ----
party thereto was a member of a Controlled Group with Ampex and Ampex Media on the date of the Interim Agreement, such member would continue to be treated as a member of such Controlled Group through May 2, 1994 (the "Term of the Interim Agreement") in order to allow the parties to discuss the possibility of entering into an agreement that would alleviate certain concerns of the PBGC regarding a possible breakup of the Asserted Ampex Group; and

          WHEREAS, effective April 21, 1994, May 21, 1994, August 21, 1994, September 21, 1994, October 17, 1994 and November 17, 1994, the parties to the Interim Agreement (including NH Holding Incorporated ("NHI") with respect to the April 21, 1994 agreement and otherwise excluding NHI) entered into successive agreements amending and extending the Term of the Interim Agreement, the last such extension being to and including November 22, 1994; and

          WHEREAS, effective May 21, 1994, June 27, 1994, August 15, 1994, September 20, 1994, October 19, 1994 and November 17, 1994, NHI and the PBGC entered into agreements parallel to those entered into by the other parties in the Interim Agreement and successive extensions;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, each entity in the Ampex Group (as defined below), the Sherborne Group (as defined below), the Limited Hillside Group (as defined below) and the PBGC hereby agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following
                      -----------
terms shall have the meaning set forth below:

          (a) "Acquired Entity" shall mean an entity (i) which initially comes under Common Control with any member of the Limited Hillside Group after the Effective Date and (ii) at least 20% of which is or has been acquired with assets of, or proceeds from the sale of, or through a direct or indirect borrowing, pledge or guarantee by, any member of the Limited Hillside Group; provided, however, that any entity acquired with any such investment by one or more of the members of the Limited Hillside Group totaling in the aggregate $10 million or less shall not be considered an "Acquired Entity" regardless of the source of the funds for the investment.

          (b) "Additional Hillside Member" shall mean, at any time, any entity which is a member of the Full Hillside Group but which is not a member of the Limited Hillside Group.

          (c) "Adjustment Factor" shall mean (i) with respect to a fiscal year of Ampex and the Ampex Group, the ratio of the Consumer Price Index in the month immediately preceding the start of such fiscal year to the Consumer Price Index in December 1994 and (ii) with respect to a fiscal year of Hillside and the Limited Hillside Group, the ratio of the Consumer Price Index in the month immediately preceding the start of such fiscal year to the Consumer Price Index in September 1994.

          (d) "Agreement" shall mean this joint settlement agreement by and between members of the Ampex Group, the Sherborne Group, the Limited Hillside Group and the PBGC.

          (e) "Ampex" shall mean Ampex Corporation (formerly known as Ampex Incorporated) or any successor thereto.

          (f) "Ampex Company Distribution" shall mean the payment by an entity in the Ampex Group of a dividend, partnership distribution or management fee, or a payment in respect of the redemption of the entity's stock or partnership interests (including partial redemptions), but shall not include:

               (i) Preferred Stock Distributions;

               (ii) any such payment by an entity which is a member of the Ampex Group to another member of the Ampex Group;

               (iii) any stock dividend consisting of equity securities of the company paying the dividend or redemption of equity securities solely for other equity securities of the company redeeming the securities;

               (iv) any management fees paid to Non-Affiliates of Ampex; or

               (v) any payment of compensation or remuneration to an individual.

All Ampex Company Distributions, other than cash, shall be valued at Fair Market Value on the date of distribution.

          (g) "Ampex Group" shall mean Ampex and any entity under Common Control with Ampex, but shall not include NHI, Xepma I Inc. or Xepma IV Inc. or any member of the Sherborne Group or the Full Hillside Group.

          (h) "Ampex Minimum Allowed Annual Dividend" shall mean (i) $500,000 with respect to the fiscal year beginning on or after January 1, 1995, and (ii) $500,000 multiplied by the Adjustment Factor for fiscal years commencing on or after January 1, 1996.

          (i) "Annual Contribution" shall mean the amount that must be contributed to a Plan prior to the Annual Due Date in order to satisfy the minimum funding standard for the Plan for a Plan Year such that the Plan will be determined not to have an accumulated funding deficiency for such Plan Year within the meaning of section 302(a) of ERISA and section 412(a) of the Code.

          (j) "Annual Due Date" shall mean the date which is eight and one-half (8 1/2) months after the last day of the applicable Plan Year, or in the event of a change in Applicable Law, the last day of a period after the end of a Plan Year in which contributions to the Plan(s) may be deemed to have been made on the last day of the preceding Plan Year under section 302 of ERISA and section 412 of the Code.

          (k) "Applicable Law" shall mean all applicable laws, including, without limitation, those relating to health, safety, wage and hour, employee benefit plans, the environment, taxes, securities and labor, ordinances, judgments, decrees, injunctions, writs, decisions, and orders of any Government Authority and rules, regulations, orders, interpretations, licenses and permits of any Government Authority.

          (l) "Assumption Date" shall mean the earlier of (i) the date on which a member of the Limited Hillside Group shall have assumed a Plan in accordance with Section 3.1, or (ii) the date on which the members of the Limited Hillside Group become obligated to assume a Plan in accordance with Section 3.2.

          (m) "Back-up Liability Payments" shall mean any amounts paid to either Plan by a member of the Full Hillside Group (including any transfers from the Collateral Account to either Plan) or paid or loaned to Ampex or a successor Plan Sponsor pursuant to Section 4.2 prior to an Assumption Date for such Plan.

          (n) "Bank" shall mean the banking institution with which the Collateral Account is maintained at any time.

          (o) "Bankruptcy Code" shall mean 11 U.S.C. Section. 101 et. seq.
                                                                  --- ---

          (p) "Buffalo Color" shall mean the Buffalo Color Corporation (and its domestic subsidiaries) and any successor thereto.

          (q) "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in The City of New York or in the District of Columbia a legal holiday or a day on which banks are authorized or required by law or other governmental action to be closed.

          (r) "Certified Sherborne Cash Infusion" shall mean a direct or indirect cash infusion or credit support from a member of the Sherborne Group to Ampex with respect to which the President or Chief Financial Officer of the Sherborne Group member shall have provided written certification to Ampex, with copies to the PBGC and Hillside, that such infusion or support is for a named specific purpose other than for the purpose of, directly or indirectly, making minimum funding contributions to the Plans.

          (s) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (t) "Collateral Account" shall mean an account established by Hillside or another member of the Limited Hillside Group at a banking institution for the benefit of the Plans, the amounts in which shall be used as collateral for Back-up Liability Payments.

          (u) "Collateral Account Valuation Date" shall meaning last day of the second month preceding each Extended Due Date.

          (v) "Collective Net Worth" shall have the same meaning as defined in section 4062(d)(l) of ERISA and the regulations promulgated under Section 4062 of ERISA.

          (w) "Commences Liquidation" shall mean, with respect to an entity, any action or process by which the entity (i) commences a voluntary liquidation or dissolution, except as part of a merger or consolidation with, or liquidation into another member of its Controlled Group, (ii) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all of its property, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary proceeding under the Bankruptcy Code seeking liquidation, (v) files a petition seeking to take advantage of any other law relating to insolvency, winding-up, liquidation or taking any official corporate action for the purpose of effecting any of the foregoing or (vi) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any involuntary petition filed against it seeking liquidation under the Bankruptcy Code or under other Applicable Law.

          (x) "Common Control" shall have the same meaning as defined in section 400l(a)(14) of ERISA and under rules found in 29 C.F.R. pt. 2612.

          (y) "Consumer Price Index" shall mean the Consumer price Index - All Urban Consumers.

          (z) "Controlled Group" shall mean a group of trades or businesses, whether or not incorporated, which are under Common Control with each other.

          (aa) "Cumulative Operating Profit" for a particular time period shall mean the sum of the Operating Profits for each individual year or other financial reporting period within the time period in question.

          (ab) "Effective Date" shall mean November 22, 1994.

          (ac) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (ad) "Extended Due Date" shall mean the last date on which a Required Contribution can be made to a Plan before a lien arises pursuant to section 302(f)(4)(B) of ERISA and section 4l2(n)(4)(B) of the Code.

          (ae) "Fair Market Value" on a specified date shall mean:

               (i) with respect to securities regularly traded in the organized securities markets, the average closing price at which the security is traded on such market for the twenty (20) trading days preceding the specified date;

               (ii) subject to the limitations in clause (v), below, with respect to all securities not regularly traded in the securities markets and other property (other than equity securities of Hillside in a transaction described in clause (iv), below), the fair market value thereof as determined in good faith by the Board of Directors of Hillside or Ampex, as the case may be, at the time it authorizes the transaction;

               (iii) subject to the limitations of clause (v), below, with respect to an interest in a partnership or investment trust which is not publicly traded and is not managed or controlled by any party to this Agreement, the most recent value established by the general partner or trustee thereof;

               (iv) subject to the limitations of clause (v), below, with respect to a share of equity securities of Hillside redeemed from C. Barnwell Straut (or his estate or his heirs) ("Straut") or redeemed from John N. Irwin II (or his estate or his heirs) in a redemption occurring within twelve (12) months after the redemption from Straut, the price per share agreed upon by and between Hillside and Straut;

               (v) with respect to the value of property determined under clauses (ii) through (iv), in the event that the PBGC reasonably objects, in writing, to such value within thirty (30) days after receipt of notice of a Hillside Company Distribution or an Ampex Company Distribution pursuant to clause (iii) or clause (iv) of
          Section 10.3, the value of such property shall be established by an independent valuator selected by the PBGC and Hillside or Ampex, as the case may be, who is familiar with the type of property to be valued and who shall render a written valuation report to the PBGC and Hillside or Ampex, as appropriate, within sixty (60) days of his engagement and whose findings shall be binding on the parties hereto.

          (af) "Fixed Charges" shall mean interest expense (calculated in accordance with GAAP) plus preferred dividends (whether cash or noncash, and whether paid or accumulated and unpaid), plus minimum funding contributions to defined benefit pension plans calculated without using any credit balance accumulated under section 302 of ERISA and section 412 of the Code as a credit to the funding standard account, plus cash retiree health expenses.

          (ag) "Full Hillside Group" shall mean, at any time, all entities under Common Control with Hillside and Hillside Industries Incorporated, including the entities in the Limited Hillside Group.

          (ah) "Funding Waiver" shall mean a waiver of all or a portion of the minimum funding requirements for a Plan for a year issued by the Secretary of the Treasury pursuant to section 303 of ERISA and section 412(d) of the Code.

          (ai) "GAAP" shall mean, at the time of any determination, generally accepted accounting principles in the United States of America as then in effect.

          (aj) "Government Authority" shall mean any Federal, state, county, municipal, regional or other government authority, agency, board, body, instrumentality or court.

          (ak) "Group" shall mean the Ampex Group, the Full Hillside Group, the Limited Hillside Group or the Sherborne Group, as the case may be.

          (al) "Hillside" shall mean Hillside Capital Incorporated and any successor thereto.

          (am) "Hillside-Ampex/Sherborne Agreement" shall mean the agreement between members of the Limited Hillside Group, the Ampex Group and the Sherborne Group, of even date herewith.

          (an) "Hillside Company Distribution" shall mean the payment to any person who, or any entity which, is not a member at the Limited Hillside Group by any member of the Limited Hillside Group, of a dividend, partnership distribution or management fee, or in respect of the redemption of stock or partnership interests, but shall not include:

               (i) Preferred Stock Distributions;

               (ii) any payment of compensation or remuneration to an individual;

               (iii) any management fees paid to Non-Affiliates of Hillside;

               (iv) any dividend which exceeds the Hillside Minimum Allowed Annual Dividend for the fiscal year and which is necessary to prevent a member of the Limited Hillside Group from being subject to the personal holding company tax pursuant to Section 541 of the Code;

               (v) any distribution which is made by any entity which is a member of the Limited Hillside Group and which is also a Pass Through Entity to its stockholders or partners (or other equity owners) in an amount equal to the total cash federal, state and local income taxes imposed upon such shareholders, partners (or other equity owners) with respect to the retained income or earnings of the entity, such tax to be determined as if each such distributee resided in the state or locality of the shareholder, partner (or other equity owner) having the largest equity interest in the entity and without regard to any losses, deductions or credits to which the shareholder, partner (or other equity owner) is entitled on his personal tax return (other than a loss, deduction or credit including a net operating loss carryover, attributable to the same or any other member of the Limited Hillside Group for any year in which it is a Pass Through Entity); or

               (vi) any stock dividend consisting of equity securities of the company paying the dividend.

All Hillside Company Distributions, other than cash, shall be valued at Fair Market Value at the date of distribution.

          (ao) "Hillside Dividendable Net Income" or `HDNI" shall mean the after-tax consolidated net income of the Limited Hillside Group for the relevant fiscal year determined in accordance with GAAP, without regard to extraordinary items, non-cash restructuring charges, nonrecurring accounting charges, and credits due to accounting changes, and the sale or other disposition of stock or partnership interests or other holdings, reduced by any Preferred Stock Distribution; provided, that if the parent entity of the Limited Hillside Group is a Pass Through Entity, HDNI shall be reduced by the amount of distributions, if any, described in clause (v) of Section 1.1 (an). Notwithstanding the foregoing, HDNI shall be subject to the following adjustments:

               (i) income of foreign branches of domestic members of the Limited Hillside Group shall not be included in HDNI to the extent that legal, contractual or other restrictions would prevent the repatriation of such income in cash; and

               (ii) income shall not be included if it is from (A) foreign subsidiaries and Additional Hillside Members or (B) operations or investments which are included directly or indirectly in the Limited Hillside Group's financial statements under GAAP;

provided, however, that the adjustments to HDNI in clauses (i) and (ii) above, shall not apply to the extent that Hillside actually receives the income or could cause such income to be paid to Hillside without violating any legal, contractual or other restrictions on dividends.

          (ap) "Hillside Minimum Allowed Annual Dividend" shall mean (i) $5 million with respect to any fiscal year commencing on October 1, 1993 or October 1, 1994, and (ii) $5 million multiplied by the Adjustment Factor, for fiscal years commencing on or after October 1, 1995.

          (aq) "Hillside Severance Date" shall mean the later of (i) the Effective Date or (ii) the date on which the transactions described in the memorandum to the PBGC dated

November 7, 1994, a copy of which is attached hereto as Exhibit A, relating to the severing of the alleged Common Control relationship between the Full Hillside Group and the Ampex Group, the Sherborne Group and NHI, Xepma I Inc. and Xepma IV Inc. are completed.

          (ar) "IRS" shall mean the Internal Revenue Service of the United States or any agency that may succeed to all or substantially all of the functions exercised by the IRS.

          (as) "Limited Hillside Group" shall mean Hillside, Hillside Industries Incorporated, Teepak, any current or future domestic subsidiary of Teepak which is under Common Control with Reepak and any Acquired Entity.

          (at) "Liquid Assets" shall mean cash, including cash equivalents, and marketable securities.

          (au) "Media" shall mean Ampex Media Holdings Incorporated or any successor thereto.

          (av) "Media Plan" shall mean the Ampex Media Corporation Retirement Plan.

          (aw) "NHI" shall mean NH Holding Incorporated.

          (ax) "Non-Affiliates" shall mean individuals who, and entities which, are not controlled by or under common control with, and are not part of any group of stockholders acting in concert which controls, directly or indirectly, the applicable person, Group or entity.

          (ay) "Operating Profit" shall mean with respect to any entity its sales, minus cost of goods sold, minus sales, general and administrative costs, minus expenses for research and development, excluding any defined benefit pension or retiree health expense or income, all calculated in accordance with GAAP. Operating Profit can be positive or negative.

          (az) "Pass Through Entity" shall mean a partnership, an S Corporation within the meaning of section 1361 of the Code or any other entity with respect to which the income, gains or other earnings of the entity are currently taxable to its partners, shareholders or other equity interest holders even if such amounts are retained by the entity.

          (ba) "PBGC" shall mean the Pension Benefit Guaranty Corporation, a United States Government corporation, located as of the Effective Date at 1200 K Street, N.W., Washington, D.C. 20005, established under section 4002 of ERISA and responsible for the administration of Title IV of ERISA, or any agency that may succeed to the functions exercised by the PBGC.

          (bb) "Plan" shall mean the Media Plan or the Systems Plan, whichever is applicable.

          (bc) "Plan Sponsor" with respect to either of the Plans shall mean the contributing sponsor thereof (as defined under section 400l(a)(13) of ERISA without regard to section 302(c)(11)(B) of ERISA and section 412(c)(1l)(B) of the Code) or its successor by merger or consolidation.

          (bd) "Plan Year" shall mean the plan year (as such term is used in section 412 of the Code) of the Media Plan or the Systems Plan, whichever is applicable.

          (be) "Preferred Stock Distribution" shall mean any cash payment of dividends on preferred stock or any cash payment associated with the redemption of preferred stock or warrants or the repurchase of common stock issued upon the conversion of preferred stock or the exercise of warrants, to the extent such preferred stock and warrants were issued for fair value to, and such preferred stock, warrants and common stock are beneficially owned by, Non-Affiliates of Hillside or Ampex, as the case may be.

          (bf) "Quarterly Contribution" shall mean a required quarterly installment payment of the Annual Contribution to a Plan as determined under section 302(e) of ERISA and section 4l2(m) of the Code.

          (bg) "Quarterly Due Date" shall mean the date on which a Quarterly Contribution is due pursuant to section 302(e)(3) of ERISA and section 412(m)(3) of the Code.

          (bh) "Required Amount" shall mean, at any point in time, an amount equal to the sum of the amounts for which a lien could be imposed under section 302(f)(3) of ERISA and section 412(n)(3) of the Code on the property of a person obligated to make Required Contributions to the Plans.

          (bi) "Required Contribution" shall mean at any point in time an amount which must be contributed to satisfy the requirement to make a Quarterly Contribution and/or an Annual Contribution, whichever is applicable.

          (bj) "Security Document" shall mean the form of security agreement, pledge agreement and financing agreement, attached hereto as Exhibit B.

          (bk) "Sherborne Group" shall mean all entities under Common Control with Sherborne Holdings Incorporated and Newhill Partners, L.P., but shall not include any member of the Full Hillside Group or the Ampex Group, or NHI, Xepma I Inc. or Xepma IV Inc.

          (bl) "Standard Termination" shall mean a termination of a Plan in accordance with section 4041(b) of ERISA.

          (bm) "Systems Plan" shall mean the Employees' Retirement Plan of Ampex Corporation.

          (bn) "Teepak" shall mean Teepak International, Inc.

          (bo) "Termination Liability" shall mean liability under section 4062(b) of ERISA, including interest.

          (bp) "Termination Lien" shall mean a lien on all of the tangible and intangible property of each member of the Limited Hillside Group in an aggregate amount equal to the lesser of (i) the Termination Liability, or (ii) thirty percent (30%) of the Collective Net Worth of the Full Hillside Group determined as of the termination date under Title IV of ERISA of one or both of the Plans; such Termination Lien shall be equivalent in all respects to the lien which would arise under section 4068 of ERISA were it otherwise to apply except with respect to the identity of the parties to which it would apply.

          (bq) "Uncertified Sherborne Cash Infusion" shall mean a direct or indirect infusion of cash or credit support by a member of the Sherborne Group to Ampex which is not a Certified Sherborne Cash Infusion.

          (br) "Unused Dividend Limit" shall mean (i) with respect to the Limited Hillside Group, the amount, if any, by which the Hillside Minimum Allowed Annual Dividend for a fiscal year exceeds the aggregate of the Hillside Company Distributions attributed to such year in accordance with Section 11.3 or
(ii) with respect to the Ampex Group, the amount, if any, by which the Ampex Minimum Allowed Annual Dividend for a fiscal year exceeds the aggregate of the Ampex Company Distributions attributed to such year in accordance with Section 11.3; provided, however, that the Unused Dividend Limit shall be subject to adjustment in accordance with Section 11.3.

          Section 1.2 Accounting Terms. All accounting terms not specifically
                      ----------------
defined herein shall be construed in accordance with GAAP.

          Section 1.3 Terms Generally. The definitions in this Agreement shall
                      ---------------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All the agreements or instruments defined in this Agreement shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless clearly stated otherwise.

          Section 1.4 References to Statutes. All references to Federal statutes
                      ----------------------
and regulations refer to the provisions of the statute or regulation as of the Effective Date, and to any modification and successor provision thereof after the effective date of any amendment, renumbering or other modification thereto occurring after the Effective Date.

                                   ARTICLE II

                               LIABILITY FOR PLANS

          Section 2.1 Primary Liability for the Plans. Ampex and each member of
                      -------------------------------
the Ampex Group shall be jointly and severally liable for Required Contributions to, and Termination Liability for, the Plans subject to Section 3.3.

          Section 2.2 Back-up Liability for the Plans. Except as provided in
                      -------------------------------
Article III, each member of the Limited Hillside Group shall be jointly and severally liable for Required Contributions to, and Termination Liability for, the Plans in accordance with Articles IV and V.

No Additional Hillside Member shall have any liability for (i) Required Contributions to either Plan prior to its Assumption Date or (ii) Termination Liability for either Plan at any time. No Additional Hillside Member shall be subject to a lien for Termination Liability for either Plan at any time.

          Section 2.3 Continuing Liability.

          (a) Failure to Provide Notice. If any member of the Limited Hillside
              -------------------------
Group or the Ampex Group fails to provide the PBGC with notice of an event or transaction as required under clause (i) of Section 10.3 or with substantially all of the additional information requested pursuant to Section 10.4 with respect to such event or transaction, the member of the Limited Hillside Group or Ampex Group which ceases to be a member of such Group as a consequence of such event or transaction, shall continue to be jointly and severally liable for Required Contributions to, and Termination Liability for, the Plans to the same extent that such member of the Group was jointly and severally liable under this Agreement immediately preceding such event or transaction.

          (b) Cessation of Liability.
              ----------------------

               (i) Subject to the requirements of Subsection (a) of this Section 2.3, any member of a Group which ceases to be under Common Control with Hillside or Ampex, as the case may be, shall cease to be a member of the applicable Group and shall cease to be subject to this Agreement except for any liability arising before the date such member ceases to be under Common Control with Ampex or Hillside, whichever is applicable,

               (ii) Upon the sale of the stock of Media as a result of which Media ceases to be under Common Control with Ampex, or upon the sale of substantially all the assets of Media, Media (in the case of a sale of its stock) or the successor to the business of Media (in the case of a sale of its assets) shall have no obligation or liability under this Agreement after the date of sale; provided, however, that the Media Plan shall be assumed by Ampex for all periods following the sale.

                                  ARTICLE III

                               ASSUMPTION OF PLANS

          Section 3.1 Option to Assume. Subject to the Hillside-Ampex/Sherborne
                      ----------------
Agreement, Hillside shall have the option, but not the obligation, to assume, or cause another member of the Limited Hillside Group to assume, either or both of the Plans and become the Plan Sponsor thereof if:

               (i) any member of the Limited Hillside Group is required to make a Back-up Liability Payment;

               (ii) a Plan is proposed to be terminated other than in a Standard Termination by the Plan Sponsor or the PBGC; or

               (iii) a member of the Ampex Group or a successor Plan Sponsor breaches any material provision of the Hillside-Ampex/Sherborne Agreement (including, but not limited to, any breach of restrictions concerning the freezing of and amendments to the Plans to reinstitute future accruals), and such breach is not cured within thirty (30) days of the date such breach occurs.

If Hillside or another member of the Limited Hillside Group notifies Ampex (or such member of the Ampex Group which may be the Plan Sponsor) that it is exercising its option to assume one or both of the Plans after the occurrence of an event described in clause (i), (ii) or (iii) of this

Section 3.1, Ampex (or such member of the Ampex Group which may be the Plan Sponsor) shall immediately take all actions as are necessary to permit and facilitate the assumption of the Plan or Plans by such member of the Limited Hillside Group, including, but not limited to amendment of the Plan or Plans to effectuate assumption.

          Section 3.2 Obligation to Assume.
                      --------------------

          (a) Conditions. In the event that:
              ----------

               (i) Ampex Commences Liquidation; or

               (ii) the members of the Ampex Group do not contribute from their own funds an amount equal to at least one-third (1/3rd) of the aggregate of the Required Contributions (determined without regard to any Funding Waivers) for a period of three (3) consecutive Plan Years ending on December 31, 1997, or any anniversary thereof, the PBGC may make written demand upon Hillside for a member of the Limited Hillside Group to assume one or both Plans and become the Plan Sponsor thereof. Within thirty (30) days of receipt of a demand from the PBGC pursuant to this
Section 3.2, Hillside shall assume or cause a member of the Limited Hillside Group to assume one or both Plans and become the Plan Sponsor thereof or, with the consent of Ampex, purchase the Plan Sponsor so that after the acquisition the Plan Sponsor is under Common Control with the members of the Limited Hillside Group. The Limited Hillside Group shall provide the PBGC with notice of its intention to assume a Plan or purchase a Plan Sponsor at least ten (10) Business Days prior to the assumption or purchase. The member of the Limited Hillside Group which assumes the Plan shall thereafter continue the Plan as an ongoing plan or cause the Plan to be terminated in a Standard Termination.

          (b) Operating Rules. For purposes of Subsection (a):
              ---------------

               (i) any contribution to the Plans made on or before the Annual Due Date and which is designated as being made for the preceding Plan Year shall be deemed to have been made on the last day of such Plan Year;

               (ii) Ampex shall be deemed to have failed to make Required Contributions from its own funds to the extent that it receives any direct or indirect cash infusion from any member of the Full Hillside Group or it receives any Uncertified Sherborne Cash Infusion or it receives a Funding Waiver;

               (iii) Ampex shall be deemed to have made Required Contributions from its own funds to the extent that it repays any direct or indirect cash infusion from any member of the Full Hillside Group (including any direct contribution to a Plan by a member of the Full Hillside Group or from the Collateral Account) or any Uncertified Sherborne Cash Infusion or to the extent it repays any Funding Waiver within the three year test period.

          Section 3.3 Effect of Assumption. If a member of the Limited Hillside
                      --------------------
Group has assumed a Plan pursuant to Section 3.1 or 3.2: (i) such entity shall become the sole Plan Sponsor, the contributing sponsor and the plan administrator of such Plan (unless, following the assumption of the Plan, another person or entity has been designated as plan administrator pursuant to the terms of the plan document) for purposes of ERISA and the Code, and (ii) each member of the Full Hillside Group shall be jointly and severally liable for Required Contributions to the Plan in accordance with Section 4.1. In no event, however, shall any Additional Hillside Member be liable for or subject to a lien for Termination Liability for either of the Plans. Except as otherwise provided by this Section 3.3, in the event that a member of the

Limited Hillside Group assumes a Plan, the Full Hillside Group shall have responsibility for the Plan in accordance with the provisions of ERISA and the Code and nothing contained in this Agreement shall either expand or diminish the rights and responsibilities of any member of the Full Hillside Group.

          Upon assumption of a Plan or Plans by a member of the Limited Hillside Group, the Ampex Group shall have no obligations or liabilities in respect of the Plans, except for the specific obligations set forth herein and in the Hillside-Ampex/Sherborne Agreement. Nothing in this Agreement shall limit or expand the right of any party to claim a tax deduction for or to expense any contribution to the Plans. PBGC shall take no position in support of or against any party's claim to a tax deduction with respect to any contribution to the Plans.

          Section 3.4 Effect of Breach of Obligation to Assume. In the event
                      ----------------------------------------
that Hillside breaches its obligation under Section 3.2 to assume or cause another member of the Hillside Group to assume a Plan, the PBGC's remedies shall include, but not be limited to, the following:

               (i) seek specific performance of the obligation to assume;

               (ii) initiate the termination of one or both of the Plans pursuant to section 4042(a) of ERISA; or

               (iii) notify Hillside that it is imposing a Termination Lien upon all of the assets of each member of the Limited Hillside Group and demand that each member of the Limited Hillside Group execute the applicable Security Documents in accordance with Section 6.1.

                                   ARTICLE IV

                   LIABILITY FOR MINIMUM FUNDING CONTRIBUTIONS

          Section 4.1 After an Assumption Date. During any period of time on or
                      ------------------------
after an Assumption Date, each member of the Full Hillside Group shall be (i) jointly and severally liable for all Required Contributions to an assumed Plan in accordance with section 302 of ERISA and section 412 of the Code and (ii) subject to imposition of liens authorized by section 302(f) of ERISA and 412(n) of the Code; provided, however, that no Additional Hillside Member shall be liable for any Required Contribution to either Plan or subject to any lien related thereto, if the Quarterly Due Date or Annual Due Date (whichever is applicable) for such Required Contribution is prior to the Assumption Date.

          Section 4.2 Prior to an Assumption Date. During any period of time
                      ---------------------------
prior to an Assumption Date, each member of the Limited Hillside Group shall be jointly and severally liable for Required Contributions to the Plans, subject to the following rules:

               (i) if any Quarterly Contribution is not made in full on or before the Extended Due Date for such Quarterly Contribution, the members of the Limited Hillside Group shall become obligated on such date to pay to the Plan or lend to Ampex or to any other Plan Sponsor which is a member of the Ampex Group an amount equal to the excess, if any, of the amount of the Quarterly Contribution over the amount received to date by the Plan for such Quarterly Contribution. If any Quarterly Contribution is not made in full on or before the fifth
          (5th) day after the Extended Due Date therefor, the PBGC shall have the right to instruct the Bank to transfer from the Collateral Account to the Plan an amount equal to the unpaid balance of the Quarterly Contribution;

               (ii) if any Annual Contribution to a Plan is not made in full on or before the Annual Due Date, the members of the Limited Hillside Group shall become obligated on such date to pay to the Plan, or lend to Ampex or to any other Plan Sponsor which is a member of the Ampex Group, an amount equal to the excess, if any, of the amount of the Annual Contribution over the amount received to date by the Plan for such Annual Contribution. If any Annual Contribution is not made in full on or before the tenth (10th) day after the Annual Due Date, the PBGC shall have the right to instruct the Bank to transfer from the Collateral Account to the Plan an amount equal to the unpaid balance of the Annual Contribution.

Ampex (or such other member of the Ampex Group as may be the Plan Sponsor of either Plan) shall direct the trustee of the Plan to promptly provide written acknowledgment of receipt of each Required Contribution (or portion thereof) to Ampex, Hillside and the PBGC.

          Section 4.3 Collateral Account.
                      ------------------

          (a) Establishment of Account. Within fifteen (15) Business Days after
              ------------------------
the execution of this Agreement, Hillside shall establish or shall cause another member of the Limited Hillside Group to establish the Collateral Account at a banking institution and shall deposit the then Required Amount due on the next Extended Due Date in Liquid Assets in the Collateral Account. On each Collateral Account Valuation Date, the Bank shall value the Collateral Account and shall promptly send written notice of the results of the valuation to Hillside (and any other member of the Limited Hillside Group as may have established the Account) and the PBGC.

          (b) Adjustments to the Collateral Account. The Collateral Account shall be subject to the following adjustments:

               (i) if the amount in the Collateral Account on the Collateral Account Valuation Date is less than the Required Amount as of the next Extended Due Date, a member of the Limited Hillside Group shall be required to transfer to the Collateral Account, not later than the thirtieth (30) day prior to such Extended Due Date, an amount equal to the difference between the value of the Collateral Account and such Required Amount;

               (ii) if the amount in the Collateral Account on the Collateral Account Valuation Date is greater than the Required Amount as of the next Extended Due Date, the PBGC shall issue written instructions to the Bank, not later than the thirtieth (30th) day prior to such Extended Due Date, to transfer the difference between the amount in the Collateral Account and such Required Amount to Hillside or to another member of the Limited Hillside Group specified in written directions received from Hillside;

               (iii) in the event that any amount is transferred from the Collateral Account to a Plan pursuant to Section 4.2, a member of the Limited Hillside Group shall transfer to the Collateral Account within ten (10) Business Days an amount in Liquid Assets which is equal to the amount transferred to the Plan; and

               (iv) no later than the fifth (5th) Business Day following the earlier of (A) the date on which the obligations under this Agreement terminate in accordance with Article XII and (B) the Assumption Date for the last of the Plans to be assumed, the PBGC shall instruct the Bank, in writing, to transfer to Hillside

          (or such other member of the Limited Hillside Group as Hillside may specify) any amount remaining in the Collateral Account.

                                    ARTICLE V

                              TERMINATION LIABILITY

          Section 5.1 After Assumption. If a Plan is terminated on or after an
                      ----------------
Assumption Date other than in a Standard Termination, each member of the Limited Hillside Group on the date of Plan termination shall be jointly and severally liable for the Termination Liability for such Plan in accordance with Title IV of ERISA.

          Section 5.2 Prior to an Assumption Date. If a Plan is terminated prior
                      ---------------------------
to an Assumption Date, PBGC shall make demand upon Ampex or such other member of the Ampex Group as may be the Plan Sponsor, and upon each entity under Common Control with Ampex or such Plan Sponsor on the date of Plan termination, for payment of the Termination Liability for the Plan. If the PBGC has not received full payment of the Termination Liability for the Plan from Ampex or such other Plan Sponsor, or the other entities under Common Control with the Plan Sponsor after written demand therefor, the PBGC shall pursue all legal remedies reasonably available to it in order to recover the unpaid amount of the Termination Liability from Ampex or such other Plan Sponsor and from each entity under Common Control therewith. If any portion of the Termination Liability thereafter remains unpaid, the PEW shall certify in writing to Hillside that the PBGC has pursued all legal remedies reasonable available to it to recover the Termination Liability from Ampex or such other Plan Sponsor and each entity under Common Control with the Plan Sponsor and shall also certify the amount of the Termination Liability that has not been satisfied. The requirement to pursue all legal remedies reasonably available shall be deemed satisfied if the PBGC has filed a complaint in U.S. district court, has filed a proof of claim in bankruptcy court, or has filed a lien for the Termination Liability.

          Within thirty (30) days after Hillside's receipt of such certification, Hillside shall pay or shall cause the members of the Limited Hillside Group to pay to the PBGC the lesser of: (i) the unpaid amount of the Termination Liability and (ii) an amount equal to thirty percent (30%) of the Collective Net Worth of the Full Hillside Group. If the amount described in clause (i) exceeds the amount described in clause (ii), above, the members of the Limited Hillside Group shall pay the difference to the PBGC under commercially reasonable terms determined in accordance with sections 4062(b)(2)(B) and 4062(b)(3) of ERISA.

          If the Termination Liability is not paid in full on or before the sixtieth (60th) day after receipt by Hillside of such written certification, the PBGC shall be entitled to impose a Termination Lien.

          Nothing herein shall enlarge or diminish the rights at any of the Limited Hillside Group against the Ampex Group for repayment of Termination Liability under the Hillside -Ampex/Sherborne Agreement.

          Section 5.3 Right to Contest. Nothing in this Agreement shall restrict
                      ----------------
or diminish the rights of the parties hereto to dispute or contest the PBGC's basis for seeking termination of either Plan and the amount of the Termination Liability asserted by the PBGC in the event of the involuntary termination of the Plan or Plans.

                                   ARTICLE VI

                                      LIENS

          Section 6.1 Imposition of Lien. The PBGC shall provide notice to
                      ------------------
Hillside of the occurrence of any event which would entitle the PBGC to impose a lien on the assets of the members of the Limited Hillside Group pursuant to Section 3.4 or 5.2. If no member of the Full Hillside Group takes the actions required under Sections 3.2 or 5.2, whichever is applicable, to avoid the imposition of the lien within ten
(10) days of Hillside's receipt of such notice, the PBGC shall provide to each member of the Limited Hillside Group the applicable Security Documents. Within five (5) days after the date on which the Security Documents are received, each member of the Limited Hillside Group shall execute and return the Security Documents to the PBGC.

          Section 6.2 Application of Lien. Any lien imposed under this Agreement
                      -------------------
shall apply to all of the assets of each member of the Limited Hillside Group at the time the notice described in Section 6.1 is received by Hillside. The amount of each such lien shall be limited to the amount described in Section 3.4 or 5.2, whichever is applicable. Nothing provided herein shall be deemed to create a security interest in or any lien on any asset of the Full Hillside Group by reason of the execution of this Agreement or at any time until the Security Documents are executed.

          Section 6.3 Release of Liens. Any lien imposed pursuant to this
                      ----------------
Agreement shall be released by the PBGC after receipt of notice from Hillside certifying that it or another member of the Full Hillside Group has taken the actions required under Section 3.2 or 5.2, whichever is applicable, the failure or which originally entitled the PBGC to impose the lien. Within five (5) Business Days after the date on which such Hillside certification is received, the PBGC shall execute and send to all applicable members of the Limited Hillside Group such lien termination statements as are necessary to release such lien.

                                  ARTICLE VII

                       RESTRICTIONS ON TEEPAK SECURED DEBT

          Section 7.1 Restrictions on Teepak Secured Debt. Teepak, each of its
                      -----------------------------------
domestic subsidiaries, and any future Teepak domestic subsidiary that is included in the Limited Hillside Group shall not mortgage or grant security interests in domestic assets, including but not limited to stock of domestic or foreign subsidiaries, to secure borrowings without the PBGC's prior written consent, provided that the foregoing restriction shall not apply to:

               (i) liens on any property securing debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that such lien attaches to such property concurrently with or within ninety (90) days after the date such property is acquired;

               (ii) liens upon any property existing at the time such property is acquired or upon improvements thereto;

               (iii) liens arising in the normal course of discounting receivables without recourse;

               (iv) liens on the capital stock of Teepak, Inc. or any domestic subsidiary to secure indebtedness not exceeding $35 million in the aggregate at any time outstanding; and

               (v) liens on assets to secure borrowings (other than indebtedness included under clauses (i) through (iv), above,) not exceeding $110 million in the aggregate at any time outstanding.

                                  ARTICLE VIII

                  SUBORDINATION OF TERMINATION LIABILITY CLAIMS

          Section 8.1 Subordination of Termination Liability Claims. If a member
                      ---------------------------------------------
of the Limited Hillside Group has a claim against any member of the Sherborne Group (including Buffalo Color) for a liability related to the termination of one or both of the Plans, such claim shall be subordinated to any claim of the PBGC against the same member of the Sherborne Group for a liability related to the termination of a pension plan sponsored by a member of the Sherborne Group, unless the claim of the member of the Limited Hillside Group arose and written demand for payment was made on the member of Sherborne Group more than twelve
(12) months prior to the date on which the PBGC's claim arose.

                                   ARTICLE IX

                             INVOLUNTARY TERMINATION

          Section 9.1 Restrictions on Involuntary Termination. The PBGC shall
                      ---------------------------------------
not seek to involuntarily terminate either Plan on account of a change of ownership of a member of the Ampex Group or the Sherborne Group which would sever the controlled group relationship, if any, between the Sherborne Group and the Ampex Group and/or between any member of the Full Hillside Group and the Ampex Group and/or the Sherborne Group, or on account of the sale of all or substantially all of the stock or assets of Media, provided that Ampex assumes the Media Plan for all periods after the sale, or on account of the expiration of this Agreement in accordance with its terms.

                                    ARTICLE X

                                     REPORTS

          Section 10.1 Actuarial Information. Hillside shall cause each plan
                       ---------------------
sponsor which is a member of the Hillside Group and Ampex shall cause each plan sponsor which is a member of the Ampex Group to deliver the following to the Corporate Finance and Negotiations Department of the PBGC:

               (i) Within thirty (30) days after adoption, all amendments to the Media Plan and the Systems Plan;

               (ii) Within thirty (30) days after filing with the IRS, Forms 5500 with Schedule Bs, for all defined benefit pension plans maintained by Ampex, Media and Teepak, Inc., or their successors;

               (iii) Within thirty (30) days after issuance, all actuarial reports for all defined benefit pension plans maintained by Ampex, Media and Teepak, Inc., or their successors;

               (iv) Upon filing or issuance, copies of notices of intent to terminate, merge or spin off any defined benefit pension plan maintained by Ampex, Media and Teepak, Inc., or their successors;

               (v) Upon filing with the IRS, copies of any requests for a minimum funding waiver with regard to any defined benefit pension plan maintained by Ampex, Media and Teepak, Inc., or their successors;

               (vi) Upon filing with the PBGC, copies of notices of reportable events under section 4043 of ERISA and all notices required under section 4l2(n)(4) of
          the Code with regard to any defined benefit pension plan maintained by Ampex, Media and Teepak, Inc., or their successors; and

               (vii) With reasonable promptness, such further actuarial information with regard to any defined benefit pension plan maintained by Ampex, Media and Teepak, Inc., or their successors, as the PBGC may from time to time reasonably request in writing.

          Section 10.2 Financial Information.
                       ---------------------
          (a) Subject to the provisions of subsection (b), Hillside shall cause each responsible party which is a member of the Full Hillside Group, and Ampex shall cause each responsible party which is a member of the Ampex Group, to deliver, or cause to be delivered, the following information to the Corporate Finance and Negotiations Department of the PBGC:

               (i) Upon filing, all documents filed with the Securities and Exchange Commission by Ampex, Media, Teepak and Congoleum Corporation;

               (ii) Within one hundred and twenty (120) days after the end of each fiscal year, copies of annual reports or annual financial statements, on a consolidated basis, for Teepak, Inc.;

               (iii) Within one hundred and twenty (120) days after the end of each fiscal year, copies of annual financial statements, on a consolidating basis, for Ampex, Media, Hillside, Hillside Industries Incorporated ("Hillside Industries"), and Teepak;

               (iv) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, the quarterly financial statements on a consolidating basis for Teepak, Hillside and Hillside Industries;

               (v) Within ten (10) days of issuance, all business plans, restructuring proposals, and capital expense budget plans for Ampex and Media; and

               (vi) With reasonable promptness, such further information regarding the business affairs and financial position of Ampex, Media, Teepak, Inc., Hillside and Hillside Industries, as the PBGC may from time to time reasonably request in writing.

          (b) The reporting requirements specified in subsection (a) shall cease to apply to information relating to (1) Congoleum or (ii) a former member of the Ampex Group or the Full Hillside Group, if the members of the Ampex Group and the members of the Full Hillside Group collectively own in the aggregate less than fifty percent (50%) of Congoleum or such former member, as the case may be, and, in the case of any such former member, such former member has ceased to be liable under this Agreement.

          Section 10.3 Notices. Hillside shall cause each responsible party
                       -------
which is a member of the Limited Hillside Group, and Ampex shall cause each responsible party which is a member of the Ampex Group, to deliver, or cause to be delivered, the following notices to the Corporate Finance and Negotiations Department of the PBGC:

               (i) At least thirty (30) days prior to the effective date, written notice of any event or transaction as a result of which (A) any member of the Limited Hillside Group or the Ampex Group will cease to be under Common Control with Hillside or Ampex, respectively, and
          (B) immediately after the effective date of the event or transaction, the total revenue, total operating income, or the total assets of the Limited Hillside Group or the Ampex Group will be less than ninety percent (90%) of the total revenue, total operating income, or the total assets of the Limited Hillside Group or the Ampex Group, respectively, immediately before the effective date of the event or transaction. The disclosure under this clause (i) shall include the following material terms of each transaction:

                    (I) the identity of the parties (including whether the buyer is a third party, not affiliated, through ownership or management, with Hillside, Ampex, or with the entity being sold);

                    (II) a description of the nature of the business of the entity being sold (including the primary SIC code, major products manufactured, and other facts that explain the business);

                    (III) any offering memoranda or financial projections with respect to the entity being sold, if they have been prepared;

                    (IV) the estimated price per share and the estimated aggregate price;

                    (V) the nature of the consideration; and

                    (VI) any significant restrictions on the consideration, if applicable, and a statement regarding the anticipated use of the proceeds, if known. For purposes of this clause (i)(B), all events or transactions occurring within any twelve (12) month period shall be treated as a single event or transaction. All assets shall be valued on the basis of Fair Market Value;

               (ii) Within ten (10) days after the event or transaction, written notice of any event or transaction involving any member of the Limited Hillside Group, plus any foreign subsidiary of Teepak, as a result of which immediately after the effective date of the event or transaction, the total revenue, total operating income, or the total assets of the aggregate of the foreign subsidiary and the

          Limited Hillside Group will be less than 90 percent of the total revenue, total operating income, or the total assets of the aggregate of the foreign subsidiary and the Limited Hillside Group immediately before the effective date of the event or transaction. All assets shall be valued on the basis of Fair Market Value;

               (iii) At least thirty (30) days prior to the effective date of any Hillside Company Distribution or Ampex Company Distribution which requires the prior approval of the PBGC under Article XI, written notice of such Company Distribution;

               (iv) Within thirty (30) days after the payment of any Hillside Company Distribution or Ampex Company Distribution which is not subject to the prior approval of the PBGC under clause (iii), written notice of such Company Distribution;

               (v) Written notice at least thirty (30) days prior to any transaction which would result in any non-scheduled prepayment in an aggregate amount of more than $35 million of debt in any twelve (12) month period by the Limited Hillside Group; provided however, that any payment made less than thirty (30) days in advance of a scheduled payment date will not be considered a prepayment for this purpose;

               (vi) Written notice 30 days prior to any transaction or transactions which would merge any or all parts or Teepak, Hillside, and/or Hillside Industries, except a merger between foreign subsidiaries of Teepak;

               (vii) Within thirty (30) days thereafter, Hillside shall provide written notice of any contribution made by a member of the Full Hillside Group to either of the Plans and any loan by a member of the Full Hillside Group to a member of the Ampex Group, and Ampex shall provide written notice of any Uncertified Sherborne Cash Infusion;

               (viii) Within thirty (30) days thereafter, written notice of the issuance of any preferred stock by any member of the Limited Hillside Group or the Ampex Group; and

               (ix) Within thirty (30) days thereafter, written notice of the events or transactions specified in clauses (i), (ii) and (iv) of
          Section 10.5.

               (x) Within thirty (30) days thereafter, Hillside shall provide written notice of any demand by a member of the Full Hillside Group on a member of the Sherborne Group for payment of an amount due to a member of the Full Hillside Group on a note which evidences a contribution to a Plan, or a loan from, or payment by, a member of the Full Hillside Group to a member of the Ampex Group for the purpose of making Required Contributions to a Plan.

          Section 10.4 Requested Information. After receipt of written notice
                       ---------------------
from a member of the Ampex Group or the Limited Hillside Group of any event or transaction or distribution described in clauses (i) or (iv) of Section 10.3, the PBGC may request from the responsible party any information which is reasonably necessary to allow the PBGC to determine whether the event or transaction or distribution would result in the PBGC's possible long run loss with respect to the Plans reasonably being expected to increase unreasonably within the meaning of Section 4042(a)(4) of ERISA.

          Section 10.5 Exceptions. Notwithstanding the provisions of Section
                       ----------
10.3, no member of the Ampex Group, the Sherborne Group or the Full Hillside Group shall be required to provide prior notice or information to the PBGC with respect to any of the following:

               (i) the sale of Media by Ampex; provided that prior to or coincident with such sale, Ampex has assumed and become the Plan Sponsor of the Media Plan;

               (ii) the confirmation of the NHI plan of reorganization or issuance of voting stock by Ampex upon the conversion of securities or exercise of warrants issued as part of the restructuring of Ampex debt and financing transactions approved by the NHI Bankruptcy Court on December 21, 1993, or the merger of Xepma I Inc. or Xepma IV Inc. with NHI in conjunction with such NHI plan of reorganization;

               (iii) any transaction necessary to sever the Controlled Group relationships, if any, between the members of the Ampex Group and the members of the Full Hillside Group; and

               (iv) any transaction necessary to sever the Controlled Group relationships, if any, between the members of the Ampex Group and the members of the Sherborne Group.

          Section 10.6 Confidentiality.
                       ---------------
          (a) General. The PBGC hereby agrees that any information disclosed or
              -------
furnished to it pursuant to this Agreement which is designated as confidential (in the case of a document, through a stamp or other legend appearing on the document) ("Confidential Information") (i) shall be treated by the PBGC on the same basis as information described in 29

C.F.R. Section. 2603.18, and (ii) shall be used by PBGC solely for the purpose of taking action, if any, in connection with the Plans, and (iii) shall not be disclosed to anyone other than the PBGC Board of Directors and their representatives, and PBGC officials, advisors, consultants, and representatives who have a need to know the information as part of their job responsibilities ("Officials"), except as required by Applicable Law. The PBGC will inform all Officials having access to the Confidential Information subject to this Agreement that the Confidential Information is privileged and confidential, and the PBGC will use its best efforts to cause the Officials to observe the terms of this Agreement with respect to such Confidential Information.

          Excepting such litigation as the PBGC may initiate in the future with respect to the Plans on its own behalf or on behalf of one or both of the Plans, the PBGC agrees to (i) notify the party or parties who furnished the Confidential Information, in writing, of any proceeding or request in which the disclosure of such Confidential Information may be sought, including any request made pursuant to, or litigation based upon, the Freedom of Information Act, and
(ii) afford the party or parties who furnished the Confidential Information the timely opportunity to seek a protective order or to take such other legal action to preserve the confidentiality of such information as such party may deem appropriate. In addition, the PBGC agrees to use its best efforts to have placed under seal any such information that is disclosed as necessary in connection with any court proceedings.

          (b) Exclusions. This Section 10.6 does not apply to information that
              ----------
is available to the general public, information that was available to or in the possession of the PBGC prior to the Effective Date (unless such information was subject to a confidentiality agreement when it was provided to the PBGC and at all times through the Effective Date), or information that becomes available to the PBGC on a non-confidential basis (unless the PBGC knows or has reason to know that such information has become available to the PBGC through a breach of some other confidentiality agreement) or from or in connection with any litigation between the PBGC and the party who furnished the information. Notwithstanding anything to the contrary in this Agreement, the PBGC may disclose information about the amount of underfunding in the Plans, including information about guaranteed benefit liabilities, unfunded benefit liabilities, Plan assets and funding ratios, whether or not this information is contained in or derived from the Confidential Information provided under this Agreement.

                                   ARTICLE XI

                            RESTRICTIONS ON DIVIDENDS

          Section 11.1 With Respect to the Limited Hillside Group. Without the
                       ------------------------------------------
PBGC's consent, which shall not be unreasonably withheld, Hillside Company Distributions in any fiscal year commencing on or after October 1, 1994 shall not exceed the greatest of (i) the sum of the Hillside Minimum Allowed Annual Dividend for such fiscal year and the Unused Dividend Limit, if any, for the two prior fiscal years (or, in the case of the fiscal year beginning October 1, 1994, for the prior fiscal year), (ii) 50% of HDNI for the immediately preceding fiscal year or (iii) the amount actually paid during such year for the redemption for fair value of the common stock of Hillside owned by John N. Irwin II or C. Barnwell Straut, or both, representing in the aggregate less than 5% of the equity of Hillside; provided, that in no event shall Hillside Company Distributions exceed the amount available under applicable state law.

          Section 11.2 With Respect to the Ampex Group. Without the PBGC's
                       -------------------------------
consent, which shall not be unreasonably withheld, Ampex Company Distributions for any fiscal year commencing on or after January 1, 1995 shall not exceed the sum of the Ampex Minimum Allowed Annual Dividend for such fiscal year and the Unused Dividend Limit if any, for the two prior fiscal years (or, in the case of the fiscal year beginning January 1, 1995, for the prior fiscal year); provided, however, that no such prior approval shall be required for Ampex to (i) make mandatory redemption and dividend payments in respect of its preferred stock, (ii) redeem its preferred stock at any time in exchange for, or out of the proceeds of, the substantially contemporaneous sale or exchange of equity securities, and (iii) declare and pay cash dividends out of surplus available therefor under the Delaware General Corporation Law, on its common stock on a cumulative basis, in an amount not exceeding 50% of the Ampex Group's Consolidated Net Income (as defined in the Certificate of Designations for the Preferred Stock) earned for the period from April 1, 1994 to the fiscal quarter immediately preceding the proposed payment date (provided, however, that for purposes of calculating surplus, net assets shall be determined in accordance with GAAP substantially as reflected in Ampex's latest balance sheet at the date of this Agreement and the current negative surplus shall have been eliminated and additional surplus shall have been created through net profits earned, and/or equity offerings or other transactions consummated, after the date hereof and not through revaluation of assets).
          Section 11.3 Dividend Allocation Rules. For purposes of determining
                       -------------------------
the amount of the outstanding carryforward of Unused Dividend Limits under Sections 11.1 or 11.2, any Hillside or Ampex Company Distribution shall first be attributed to the earliest year in the carryforward period and shall reduce the Unused Dividend Limit available for subsequent Hillside or Ampex Company Distributions. With regard to each Hillside Company Distribution, Hillside shall determine and give written notice to the PBGC as to whether such distribution is being made under clause (i), (ii) or (iii) of Section 11.1. If Hillside elects to make a Hillside Company Distribution under clause (ii) or (iii) of Section
11.1 with respect to any fiscal year, the Unused Dividend Limit of the Limited Hillside Group for such fiscal year shall be deemed to be zero. Hillside may elect to make a Hillside Company Distribution in any fiscal year under any of clause (i), (ii) or (iii) of Section 11.1, but not more than one.

          Section 11.4 Change of Fiscal Year. In the event Hillside or Ampex
                       ---------------------
changes its fiscal year:

               (i) the Hillside Minimum Allowed Annual Dividend and the Ampex Minimum Allowed Annual Dividend for the short fiscal year shall be multiplied by a fraction equal to the number of months in the short fiscal year divided by twelve (12); and

               (ii) the Unused Dividend Limit, if any, from the second fiscal year prior to the short fiscal year which can be carried forward to the first full year following the short fiscal year, for purposes of
          Section 11.1(i) or Section 11.2 (i), shall be multiplied by a fraction equal to (A) one (1) minus (B) the number of months in the short fiscal year divided by twelve (12).

                                   ARTICLE XII

                                    DURATION

          Section 12.1 Termination of Obligations. The obligations under the
                       --------------------------
Joint Settlement Agreement shall terminate if any of the following conditions are met:

          (a) both of the Plans are terminated in Standard Terminations;

          (b) the senior unsecured debt of Ampex, if any, is rated at least Baa2 by Moody's and at least BBB by Standard & Poor's. If either Moody's or Standard & Poor's does not provide a rating, then at least a BBB rating from Fitch or Duff and Phelps may be furnished in lieu of a rating from either Moody's or Standard & Poor's, but not in lieu of both. If Ampex does not have any rated senior unsecured debt, it may apply for a theoretical rating of senior unsecured debt (having a maturity date of five years or more) from Moody's and Standard and Poor's and shall obtain a rating of at least Baa2 from Moody's and at least BBB from Standard & Poor's; or

          (c) (i) the ratios of Ampex's consolidated Operating Profit to its Fixed Charges is an average of at least 4.5 for the last three consecutive years (with such ratio computed separately in each year and then averaged) provided that such ratio shall be at least 4.5 in the last year of the three year test period. The consecutive three-year test shall begin no earlier than January 1, 1998, and shall first be achievable after the end of calendar year 2000, and

               (ii) Cumulative Operating Profit, beginning January 1, 1995 and ending with the last consecutive year of the three year test period chosen in clause

          (i), above, is equal to or greater than the following:

          Year Ending                  Cumulative Operating
          December 31                  Profit of at Least
          -----------                  ------------------
          1995-2000                    $150 million

          2001 and                     $200 million for the
          thereafter                   year ending 2001 and
                                       increased by $50 million
                                       annually thereafter.

Notwithstanding the foregoing, the obligations of all of the members of the Full Hillside Group and the Ampex Group under the Joint Settlement Agreement may terminate under subsection (c) only if at the time the conditions are satisfied there are no outstanding loans from any member of the Full Hillside Group or Uncertified Sherborne Cash Infusions to the Ampex Group which have not been repaid and no outstanding Funding Waivers granted by the IRS to the Plan Sponsor. If any such loans or Uncertified Sherborne Cash Infusions are outstanding, or any Funding Waivers are not offset by a credit balance of equal amount, at a time when the above-described termination provisions are satisfied, the Joint Settlement Agreement shall continue until the loans or Uncertified Sherborne Cash Infusions are repaid in full by the Ampex Group, and the Funding Waivers have expired or are offset by a credit balance of equal amount, provided that the conditions under subsection (c) continue to be satisfied. For purposes of this subsection, "loans' shall include any minimum funding contributions made by a member of the Full or Limited Hillside Group (including transfers from the Collateral Account) or the Sherborne Group to the Systems Plan or the Media Plan that have not been repaid in cash by Ampex and any direct or indirect cash infusion or credit support by any member of the Full Hillside Group or Uncertified Sherborne Cash Infusions into the Plan Sponsor.

                                  ARTICLE XIII

                               OTHER PENSION PLANS

          Section 13.1 Liability of Full Hillside Group. On and after the
                       --------------------------------
Hillside Severance Date, no member of the Full Hillside Group shall be subject to any liability whatsoever with respect to any defined benefit pension plan (other than the Plans) sponsored now or after the Hillside Severance Date by Buffalo Color or any member of the Ampex Group or the Sherborne Group and section 4069 of ERISA shall not apply against any member of the Full Hillside Group with respect to any such pension plan.

          Section 13.2 Liability of Ampex Group and Sherborne Group. On and
                       --------------------------------------------
after the Hillside Severance Date, no member of the Sherborne Group or the Ampex Group shall be subject to any liability whatsoever with respect to any defined benefit pension plan sponsored now or after the Hillside Severance Date by any member of the Full Hillside Group and Section

4069 of ERISA shall not apply against any member of the Ampex Group or the Sherborne Group with respect to any such pension plan.

                                   ARTICLE XIV

                                    RELEASES

          Section 14.1 Full Hillside Group. After the Hillside Severance Date
                       -------------------
and prior to an Assumption Date, no member of the Full Hillside Group shall be subject to any liability under ERISA or otherwise with respect to the Plans, except as specifically provided herein.

          Section 14.2 Sherborne Group. After the date on which the Controlled
                       ---------------
Group relationship between Ampex and each member of the Sherborne Group is severed, if any exists, no member of the Sherborne Group shall be subject to any liability under ERISA or otherwise with respect to the Plans, except as specifically provided herein,

          Section 14.3 Xepma I Inc. and Xepma IV Inc. After the date on which
                       -----------------------------
the Controlled Group relationship between Ampex and Xepma I Inc. and/or Xepma IV Inc. is severed, if any exists, Xepma I Inc. and Xepma IV Inc. shall not be subject to any liability under ERISA or otherwise with respect to the Plans, except as specifically provided herein.

          Section 14.4 NH Holding Incorporated. The PBGC agrees that it shall
                       -----------------------
take the following actions with respect to NHI;

               (i) consent to the NHI plan of reorganization in substantially the same form as the plan or reorganization dated September 29, 1994, as it may be amended, without seeking recovery from NHI;

               (ii) withdraw its claims against NHI with prejudice; and

               (iii) agree not to institute termination of the Plans by reason of any transaction contemplated by the NHI plan of reorganization or issuance of voting stock by Ampex upon the conversion of securities or exercise of warrants issued as part of the restructuring of Ampex debt and financing transactions approved by the NHI Bankruptcy Court on December 21, 1993, or the merger of Xepma I Inc. or Xepma IV Inc. with NHI in conjunction with such NHI plan of reorganization.

                                   ARTICLE XV

                         REPRESENTATIONS AND WARRANTIES

          Section 15.1 General Representations and Warranties. Each of the
                       --------------------------------------
members of the Ampex Group, the Limited Hillside Group and the Sherborne Group represents and warrants to the PBGC with respect to itself and each member of its respective Group, and the PBGC represents and warrants to each of the members of the Ampex Group, the Limited Hillside Group and the Sherborne Group, that it has full power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid, and binding obligation of each of the members of the Ampex Group, the Limited Hillside Group and the Sherborne Group or the PBGC, as the case may be, enforceable against each of the members of the Ampex Group, the Limited Hillside Group and the Sherborne Group or the PBGC, as the case may be, in accordance with its terms.

          Section 15.2 Additional Representations and Warranties. Each member of
                       -----------------------------------------
the Ampex Group, Sherborne Group and Limited Hillside Group represents and warrants to the PBGC with respect to itself and the members of its respective Group that:

          (a) No Violation. As of the date of this Agreement, none of the execution or delivery by each member of the Ampex Group, the Limited Hillside Group and the Sherborne Group of this Agreement or any other agreement or instrument contemplated hereby (i) will violate (A) the certificate of incorporation or bylaws (or similar governing documents) of such entity or (B) any indenture, agreement or other instrument to which any member or the Ampex

Group, the Limited Hillside Group or the Sherborne Group is a party or by which such entity or any of such entity's property is bound, or (ii) will conflict with or result in a breach of any of the terms, covenants, conditions or provisions or any such indenture, agreement or instrument, or constitute (with notice or lapse of time or both) a default thereunder, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any property or assets of any member of the Ampex Group, the Limited Hillside Group or the Sherborne Group pursuant to any such indenture, agreement or other instrument.

          (b) Pension Plans. As of the Effective Date, except as provided in
              -------------
Exhibit C, attached hereto, no member of any Group sponsors a pension plan subject to Title IV of ERISA. Prior to the Effective Date, the most recent actuarial valuation of each of the plans listed on Exhibit C has been submitted to the PBGC.

                                  ARTICLE XVI

                               GENERAL PROVISIONS

          Section 16.1 Entire Agreement. This Agreement, and the Exhibits hereto
                       ----------------
and the Hillside - Ampex/Sherborne Agreement contain the entire and exclusive agreement and understanding of the parties and supersede all prior agreements, understandings, commitments and proposals, oral or written, between the parties relating to the subject matter hereof, and no other agreement or understanding exists except as expressly set forth herein. The parties agree that should a court be called upon to interpret any provision of this Agreement, previous drafts shall not be used by any party in any manner to support its interpretation of the meaning of this Agreement. Each party and counsel for each hereto have reviewed this Agreement and have participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation or this Agreement and no deference shall be provided to any party with respect to interpretation of this Agreement.

          Section 16.2 Governing Law and Jurisdiction.
                       ------------------------------

          (a) State Law. This Agreement shall be interpreted in accordance with
              ---------
and governed by the law of the State of New York (without regard to choice of law provisions), except to the extent preempted by Federal law.

          (b) Hillside Agent for Service. Each member of the Limited Hillside
              --------------------------
Group hereby irrevocably appoints Hillside as its agent for service of process in respect of any action or proceeding with respect to any dispute arising under or pertaining to this Agreement.

          (c) Ampex Agent for Service. Each member of the Ampex Group hereby
              -----------------------
irrevocably appoints Ampex as its agent for service of process in respect of any action or proceeding with respect to any dispute arising under or pertaining to this Agreement.

          (d) Sherborne Agent for Service. Each member of the Sherborne Group
              ---------------------------
hereby irrevocably appoints Sherborne Holdings Incorporated as its agent for service of process in respect of any action or proceeding with respect to any dispute arising under or pertaining to this Agreement.

          (e) Jurisdiction. Any lawsuit or claim arising under or relating to
              ------------
this Agreement shall be brought in a United States District Court of competent jurisdiction.

          Section 16.3 Modifications. No provision of this Agreement (including
                       -------------
the Exhibits hereto) may be modified or amended, except pursuant to an agreement entered into by the PBGC, the members of the Limited Hillside Group, the members of the Ampex Group and the members of the Sherborne Group evidenced by written instruments signed by their authorized representatives, and no provision of this Agreement (including the Exhibits hereto) may be waived except pursuant to a written instrument signed by the authorized representative of the waiving party.

          Section 16.4 Authority. Each member of the Ampex Group, the Limited
                       ---------
Hillside Group and the Sherborne Group hereby warrants and represents with respect to itself and the members of its respective Group that (i) it is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) it has all requisite power and authority to execute, deliver and perform this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party or by which it or any of its property is bound and (iii) the execution and delivery of this Agreement by it has been duly authorized by all necessary corporate or other action and the performance by it of this Agreement and each other agreement or instrument contemplated hereby have been duly authorized by all requisite action by it.
          The PBGC hereby warrants and represents that it has authority to sign this Agreement and that all necessary corporate or other appropriate action has been taken to cause it to possess such authority.

          Section 16.5 Notices. Any notice, consent, approval or other
                       -------
communication required or permitted under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, sent by telefacsimile transmission or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type), or by certified or registered mail, postage prepaid, and shall be deemed duly given when so delivered or sent by telefacsimile transmission or if sent by overnight courier service, on the first Business Day after dispatch by overnight courier, or if sent by certified or registered mail, five Business Days after the date of dispatch to the following respective addressees at the address or telefacsimile number set forth below:

To     Ampex and
       members of the
       Ampex Group:
                                          Ampex Corporation
                                          401 Broadway
                                          Redwood City, CA 94063-3199
                                          Attention:   Edward Bramson

                                          Telefacsimile No.:

                                                 with copies to:

                                          Battle Fowler LLP
                                          Park Avenue Tower
                                          75 East 55th Street
                                          New York, N.Y. 10022
                                          Attention:   David Griffin, Esq.

                                          Telefacsimile No.: (212) 856-7810
To     Sherborne Holdings
       Incorporated and
       members of the
       Sherborne Group:
                                          Sherborne Group Incorporated
                                          Park Avenue Tower
                                          65 East 55th Street
                                          New York, N.Y. 11022
                                          Attention:   Craig McKibben

                                          Telefacsimile No.:

                                                  with copies to:

                                          Battle Fowler LLP
                                          Park Avenue Tower
                                          75 East 55th Street
                                          New York, N.Y. 10027
                                          Attention:   David Griffin, Esq.

                                          Telefacsimile No.: (212) 856-7810

To     Hillside and members of the
       Full Hillside Group:
                                          Hillside Capital Incorporated
                                          405 Park Avenue
                                          New York, New York 10022
                                          Attention:   John Irwin III

                                          Telefacsimile No.: (212) 759-4831
                                                  with copies to:

                                          Stroock & Stroock & Lavan
                                          7 Hanover Square
                                          New York, N.Y. 10004
                                          Attention:   Mark S. Wintner, Esq.

                                          Telefacsimile No.: (212) 806-6006

                                                      -and-

                                          Patterson, Belknap, Webb & Tyler
                                          1133 Avenue of the Americas
                                          New York, N.Y. 10036
                                          Attention:   Stephen W. Schwarz, Esq.

                                          Telefacsimile No: (212) 336-2222

       To the PBGC:                       Director Corporate Finance and
                                            Negotiation Department
                                          Pension Benefit Guaranty
                                            Corporation
                                          Suite 270
                                          1200 K Street, N.W.
                                          Washington, D.C. 20005

                                          Telefacsimile No.: (202) 842-2643

                                                   with copies to:

                                          General Counsel
                                          Pension Benefit Guaranty Corporation
                                          Suite 340
                                          1200 K Street, N.W.
                                          Washington, D.C. 20005

                                          Telefacsinile No.: (202) 326-4112

or to such other entity or entities or to such new or changed address or addresses or telefacsimile numbers as any entity entitled to notice hereunder may from time to time designate by notice in accordance with this Section 15.5 to the other party or parties. If the effective date of notice shall fall upon a day that is not a Business Day, notice shall not be deemed effective until the next Business Day.

          Section 16.6 No Waiver. No failure of any party to this Agreement to
                       ---------
enforce at any time any of the provisions of this Agreement or to exercise any option under this Agreement and no course of dealing between or among any member of the Ampex Group, the Full Hillside Group, the Sherborne Group and/or the PBGC shall be construed to be a waiver of any such provision or option, or shall in any way affect the validity of this Agreement or the right of any party to enforce each and every one of its provisions or options.

          Section 16.7 Benefits. This Agreement shall be binding upon and inure
                       --------
to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall inure to the benefit of the Additional Hillside Members and NHI, Xepma I Inc. and Xepma IV Inc. Notwithstanding the foregoing, none of the members of the Ampex Group, the Full Hillside Group or the Sherborne Group shall have the right to assign any of its rights hereunder or interest herein or delegate any obligation hereunder without the prior written consent of the PBGC. Wherever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to refer to and include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

          Section 16.8 Execution. This Agreement may be executed in any number
                       ---------
of identical counterparts, each of which shall be an original as against the party who signed it, and all of which together shall constitute one and the same instrument. No party to this Agreement shall be bound by this Agreement until a counterpart has been executed by or on behalf of each party hereto.

          Section 16.9 Captions. The captions to the several Articles and
                       --------
Sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 16.10 Severability. Any provision of this Agreement that shall
                        ------------
be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereto.

          Section 16.11 Survival. The obligations, agreements, indemnities,
                        --------
representations, and warranties contained in this Agreement shall not be affected by and shall survive and shall continue in effect following the execution and delivery of this Agreement and shall be and continue in effect notwithstanding any waiver of compliance with any of the terms, provisions, or conditions of this Agreement.

          Section 16.12 Effectiveness.
                        -------------

          (a) Hillside-Ampex/Sherborne Agreement Condition. This Agreement shall
              --------------------------------------------
cease to be effective in the event that the Hillside-Ampex/Sherborne Agreement is not executed on or before December 1, 1994 or such later date as to which Hillside, Ampex and Sherborne Group Incorporated may agree (the "Hillside-Ampex/Sherborne Agreement Condition"). Pending such execution, this Agreement shall incorporate and extend the term of the Interim Agreement between the parties to December 6, 1994 or such later date as to which the parties to the Interim Agreement may agree; provided, however, that during the period from the Effective Date to the earlier of (i) the date of execution of the Hillside-Ampex/Sherborne Agreement or (ii) December 6, 1994 (or such later date as to which the parties to the Interim Agreement may agree), the provisions of this Agreement shall override and supersede any contrary terms or provisions of the Interim Agreement. If the Hillside-Ampex/Sherborne Agreement Condition is not satisfied, the parties hereto (other than the PBGC) shall use their best efforts to conclude the Hillside-Ampex/Sherborne Agreement and all the parties hereto shall use their best efforts to reach a new settlement agreement which will avoid the termination of the Systems Plan and the Media Plan and preserve the primary and back-up liability for the Plans of the Ampex Group and the Full Hillside Group, respectively, in light of the circumstances prevailing upon the failure to meet the Hillside-Ampex/Sherborne Agreement Condition.

          (b) NHI Reorganization Condition. Subject to the possible earlier
              ----------------------------
cessation of effectiveness pursuant to subsection (a), this Agreement shall cease to be effective in the event that a NHI plan of reorganization is not confirmed and consummated on or before March 31, 1995 or such later date as to which the parties hereto may agree (the "NHI Reorganization Condition"). Pending such confirmation (and assuming prior satisfaction of the Hillside-Ampex/Sherborne Agreement Condition pursuant to subsection (a)), this Agreement shall incorporate and extend the Interim Agreement between the parties to April 30, 1995 or such later date as to which the parties to the Interim Agreement may agree; provided, however, that during the period from the Effective Date to the earlier of (i) the date on which the NHI plan of reorganization is confirmed and consummated or (ii) April 30, 1995 (or such later date as to which the parties to the Interim Agreement may agree), the provisions of this Agreement shall override and supersede any contrary terms or provisions of the Interim Agreement. If the NHI Reorganization Condition is not satisfied, the parties shall use their best efforts to reach a new settlement agreement which will avoid the termination of the Systems Plan and the Media Plan and preserve the primary and back-up liability for the Plans of the Ampex Group and the Full

Hillside Group, respectively, in light of the circumstances prevailing upon the failure to meet the NHI Reorganization Condition.

          (c) Interim Agreement-Defined. As used in this Section 16.12, the term
              -------------------------
"Interim Agreement" shall have the same meaning as in the eighth recital paragraph of this Agreement, as amended and extended from time to time as described in the ninth recital paragraph of this Agreement.

          IN WITNESS WHEREOF, the PBGC; Ampex, and each other member of the Ampex Group; Hillside and each other member of the Limited Hillside Group; and Sherborne and each other member of the Sherborne Group; have each executed this Agreement as of the day and year first written above.

                                      PENSION BENEFIT GUARANTY CORPORATION:


                                      By:/s/ Andrea Schneider
                                         ---------------------------------------
                                             Andrea Schneider,
                                             Director, Corporate Finance and
                                             Negotiation Department

                                   AMPEX GROUP
                                   -----------

AMPEX CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX MEDIA HOLDINGS INCORPORATED


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX MEDIA CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX RECORDING MEDIA CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591

AMPEX DATA SYSTEMS CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX FINANCE CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX INTERNATIONAL CREDIT CORPORATION


By:   /s/ Craig L. McKibben
      -------------------------------------------------
      Name:    Craig L. McKibben
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX INTERNATIONAL SALES CORPORATION


By:   /s/ Joel D. Talcott
      -------------------------------------------------
      Name:    Joel D. Talcott
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591


AMPEX MEDIA INTERNATIONAL CORPORATION


By:   /s/ Joel D. Talcott
      -------------------------------------------------
      Name:    Joel D. Talcott
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591

AMPEX LEASING CORPORATION


By:   /s/ Joel D. Talcott
      -------------------------------------------------
      Name:    Joel D. Talcott
      Title:   Vice President
      Telephone No:       212-935-6144
      Fax No:             212-754-9591

                             LIMITED HILLSIDE GROUP:

                                   HILLSIDE CAPITAL INCORPORATED


                                   By:/s/ John N. Irwin III
                                      ------------------------------------------
                                            John N. Irwin III,
                                            Managing Director


                                   HILLSIDE INDUSTRIES INCORPORATED


                                   By: /s/ John N. Irwin III
                                       -----------------------------------------
                                            John N. Irwin III,
                                            Managing Director


                                   TEEPAK INTERNATIONAL, INC.:
                                                 (a Delaware corporation)


                                   By:/s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald,
                                            Vice President


                                   TEEPAK, INC.:


                                   By: /s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald,
                                            Vice President


                                   TEEPAK INVESTMENTS, INC.


                                   By: /s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald, President


                                   TEEPAK INTERNATIONAL II, INC.


                                   By: /s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald, President


                                   TEEPAK ACQUISITION CORPORATION


                                   By: /s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald, Treasurer


                                   TEEPAK PLASTICS, INC.


                                   By: /s/ Martin J. Fitzgerald
                                      ------------------------------------------
                                            Martin J. Fitzgerald, Treasurer

                                 SHERBORNE GROUP
                                 ---------------

NEWHILL PARTNERS, L.P.


By:      Sherborne & Company, Inc., General Partner


         By:      /s/ Craig L. McKibben
                  -------------------------------------
                  Name:    Craig L. McKibben
                  Title:   Vice President
                  Telephone No:     212-759-6301
                  Fax No:           212-754-9591


SHERBORNE HOLDINGS INCORPORATED


By:      /s/ Craig L. McKibben
         ----------------------------------------------
         Name:    Craig L. McKibben
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


SHERBORNE GROUP INCORPORATED


By:      /s/ Craig L. McKibben
         ----------------------------------------------
         Name:    Craig L. McKibben
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


BUFFALO COLOR CORPORATION


By:      /s/ Kenneth W. McCourt
         ----------------------------------------------
         Name:    Kenneth W. McCourt
         Title:   President and Chief
                  Executive Officer
         Telephone No:       212-759-6301
         Fax No:             212-754-9591

BCC INVESTMENTS CO., INC.


By:      /s/ Kenneth W. McCourt
         ----------------------------------------------
         Name:    Kenneth W. McCourt
         Title:   President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


319 HOLDINGS INCORPORATED


By:      /s/ Craig L. McKibben
         ----------------------------------------------
         Name:    Craig L. McKibben
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


NH BOND CORP.


By:      /s/ Edward J. Bramson
         ----------------------------------------------
         Name:    Edward J. Bramson
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


XEPMA II INC.


By:      /s/ Craig L. McKibben
         ----------------------------------------------
         Name:    Craig L. McKibben
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591


XEPMA III INC.


By:      /s/ Craig L. McKibben
         ----------------------------------------------
         Name:    Craig L. McKibben
         Title:   Vice President
         Telephone No:       212-759-6301
         Fax No:             212-754-9591

                                                                       EXHIBIT A
                                                                       ---------

                         Patterson, Belknap Webb & Tyler

                           1133 Avenue of the Americas
                             New York, NY 10036-6710
                                  212-336-2000

                                   Memorandum

                                                       November 7, 1994

To:         Pension Benefit Guaranty Corporation

From:       Stephen W. Schwarz and David M. Glazer

Subject:    Change in Ownership of Newhill Partners, L.P.

--------------------------------------------------------------------------------

It is proposed that the following transactions take place. As a result of those transactions, any possible controlled group relationship between Hillside Capital Incorporated (and any other member of the Full Hillside Group) with Newhill Partners, L.P. ("Newhill") (or any other member of the Sherborne Group) will be severed.

1. Hillside Industries Incorporated will abandon its entire special limited partnership interest (i.e., the current 98% interest as well as the residual 1%
                      ----
interest), in effect contributing it to the capital of Newhill, which will result in the aggregate interest of the limited partners changing from 1% to 99%.

2. John N. Irwin III will sell or otherwise transfer his limited partnership interest (which on account of item 1. above would then total a 16.236% interest) of the equity in Newhill to Peter Slusser, another one or two individuals unaffiliated with him, and, if desired, Craig McKibben.

3. Mr. Irwin's wife, Jeanet, and the trusts for their children will transfer the entirety of their interests to Mr. Irwin's sister, Jane Droppa, or trusts for the benefit of her children.

4. Mr. Irwin will contribute to the capital of Sherborne & Company Incorporated, the general partner of Newhill (the "General Partner"), or sell or otherwise transfer to Mr. Bramson, all of his 100 shares of Class B Common Stock of that company.

5. Hillside Industries Incorporated will abandon or contribute to capital the $2 million stated value preferred stock of Sherborne Holdings Incorporated it holds.

As a result, neither Mr. Irwin, his wife and his children, nor Hillside Capital Incorporated, Hillside Industries Incorporated, or any of their subsidiaries would have any equity interest in Newhill or any of its subsidiaries.

In addition, Hillside Capital Incorporated and Newhill Partners, L.P. (or any of their respective subsidiaries) would not be brother-sister entities as to each other, within the meaning of Internal Revenue Code Section 414(c) or the regulations thereunder or, therefore, ERISA Section 4001(a)(14), to the extent, if any, any of such provisions would otherwise apply, because the resulting ownership of voting stock of Hillside Capital Incorporated, and of profits and capital interests in Newhill Partners, L.P., would be as follows:

Owner                                      Hillside Capital Incorporated   Newhill Partners L.P.
-----                                      -----------------------------   ---------------------
John N. Irwin III                                     50.1%                           --
Jeanet H. Irwin/1/                                     8.2%                           --
Jane W.I. Droppa/2/
   and Trust for Droppa Children (with
   respect to Newhill Partners, L.P.)                 33.4%                      33.9966%
John N. Irwin II/3/                                    1.8%                           --
Edward Bramson                                         4.2%                      34.6698%
C. Barnwell Straut                                     2.3%                       1.8414%
David B. Straut/4/                                      --                        1.9998%
Derek W. Straut/4/                                      --                        0.9999%
Leslie R Straut/4/                                      --                        0.9999%
Barbara S. Straut/4/                                    --                        0.9999%
Trust for children of C. Barnwell Straut                --                        1.5048%
Sherborne & Company Incorporated                        --                           1.0%
David Griffin                                           --                        5.7519
Peter Slusser/2 other unaffiliated/
   Craig McKibben                                       --                        16.236%
                                                      ----                       -------
TOTAL                                                  100%                          100%

----------
/1/  Wife of John N. Irwin III
/2/  Sister of John N. Irwin III
/3/  Father of John N. Irwin III
/4/  Adult Child of C. Barnwell Straut

                                                                       EXHIBIT B
                                                                       ---------

--------------------------------------------------------------------------------

                    ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT

                                     between

                      Pension Benefit Guaranty Corporation,
                                as Secured Party

                                       and

                       [Member of Limited Hillside Group]

                       ----------------------------------

                                   Dated as of

                       ----------------------------------

--------------------------------------------------------------------------------

               ASSIGNMENT, PLEDGE, AND SECURITY AGREEMENT, dated as of
                             (the "Security Agreement"), between [member of
          ------------------
          Limited Hillside Group], a           corporation (the "Grantor") and
                                     ---------
          PENSION BENEFIT GUARANTY CORPORATION, a wholly-owned United States Government corporation (the "PBGC"), as Secured Party (as hereinafter defined).

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Grantor and the PBGC are parties to the Joint Settlement Agreement, dated as of November 22, 1994 (as amended or modified from time to time, the "Joint Settlement Agreement") among the Ampex Group (as therein defined), the Limited Hillside Group (as therein defined), the Sherborne Group (as therein defined) and the PBGC, which provides, among other things, for the mandatory assumption of the Systems Plan and/or Media Plan (each a "Plan", and together the "Plans") by a member of the Limited Hillside Group under certain circumstances and for the Limited Hillside Group to have back-up liability for Termination Liability with regard to the Systems Plan and Media Plan in the event the Ampex Group does not satisfy the Termination Liabilities with respect to such Plan or Plans, subject to all the terms and conditions specified in the Joint Settlement Agreement; and

          WHEREAS, the Joint Settlement Agreement provides, subject to the terms and conditions thereof, that an agreement to secure the obligations of each member of the Limited Hillside Group to assume the Plans pursuant to Section 3.2 thereof or to make payment of the Termination Liability pursuant to Section 5.2 thereof shall be executed and delivered to the Secured Party; and

          WHEREAS, the Grantor and the PBGC now wish to secure the performance of the Grantor's obligations under Section 3.2 of the Joint Settlement Agreement and under this Security Agreement and (b) the due and punctual payment of all monetary obligations of the Grantor under Section 5.2 of the Joint Settlement Agreement and under this Security Agreement (the foregoing monetary obligations and the Termination Liability being collectively called the "Indebtedness" and all the obligations referred to in both clause (a) and clause (b) of this recital (including the Indebtedness) being referred to collectively as the "Obligations");

          NOW, THEREFORE, the Grantor and the Secured Party (and each of their respective successors or assigns) hereby agree as follows:

          1. Definition of Terms Used Herein. All capitalized terms used herein
             -------------------------------
but not defined herein shall have the meanings set forth in the Joint Settlement Agreement or defined therein by reference to other documents or agreements. As used herein, the following terms shall have the following meanings:

          "Cash Collateral Account" has the meaning set forth in Section 8
           -----------------------
hereof.

          "Collateral" shall mean (i) the assets of the Grantor, (ii) any and
           ----------
all Proceeds in respect of any of such assets, and (iii) any and all Proceeds of Proceeds.

          "Event of Default" shall mean the failure of the Grantor to assume the
           ----------------
Plan or Plans pursuant to Section 3.2 of the Joint Settlement Agreement or to make payment to the PBGC of the Termination Liability with respect to the Plan or Plans pursuant to Section 5.2 of the Joint Settlement Agreement, whichever is applicable.

          "Obligations" shall have the meaning assigned to such term in the
           -----------
recitals of this Security Agreement.

          "Fees" shall mean all costs, indemnities and expenses of the Secured
           ----
Party described in Section 9 hereof.

          "Permitted Investments" shall mean (i) marketable securities issued or
           ---------------------
directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within thirty (30) days from such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and
(iv) certificates of deposit or bankers' acceptances maturing within thirty (30) days from such date issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital, surplus and undivided profits of not less than $250,000,000.

          "Proceeds" shall mean any consideration received from the sale,
           --------
exchange or other disposition of any asset or property which constitutes Collateral, any value received as a consequence of the possession of any Collateral, including, without limitation, payments pursuant to or in settlement of a judgment and payments of principal, interest, and penalties under any promissory note and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral.

          "Secured Party" shall mean the PBGC or any federal agency that may
           -------------
succeed to the functions exercised by the PBGC.
          "Security Interest" shall have the meaning assigned to such term in
           -----------------
Section 2(a).

          2. Security Interest; Delivery of Pledged Collateral.
             -------------------------------------------------

          (a) As security for the payment or performance, as the case may be, of the Obligations, the Grantor hereby grants, bargains, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Secured Party, a security interest in, all of the Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Secured Party is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the

Grantor, without the signature of the Grantor, naming the Grantor as debtor and the Secured Party as secured party.

          (b) On the date hereof, the Grantor shall deliver all certificates or instruments in its possession or under its control representing or evidencing Collateral to the Secured Party to be held by the Secured Party. All such certificates or instruments shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

          (c) Notwithstanding anything to the contrary contained herein, the Security Interest granted hereby, and the security interests granted to the PBGC by each other member of the Limited Hillside Group pursuant to Section 6.1 of the Joint Security Agreement, shall not secure any monetary obligations in excess of the sum of the amounts described in Sections 3.4 and 5.2 of the Joint Settlement Agreement, and the other amounts owed the Secured Party hereunder and under the other security agreements which are substantially similar to this Security Agreement and which have been executed by other members of the Limited Hillside Group pursuant to Section 6.2 of the Joint Settlement Agreement.

          3. Further Assurances. The Grantor agrees, at its expense, to execute,
             ------------------
acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, (i) the execution of one or more financing statements (including fixture filings), continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest and (ii) the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement and the granting of the Security Interest. After the date hereof, if any Collateral not held by the Secured Party shall consist of or become evidenced by any promissory note, stock certificate, security agreement, guaranty or other instrument, such note, stock certificate, security agreement, guaranty or instrument shall be immediately pledged and delivered to the Secured Party pursuant to this Security Agreement, duly endorsed in a manner satisfactory to the Secured Party.

          4. Taxes; Encumbrances. At its option, the Secured Party, upon five
             -------------------
Business Days' notice to the Grantor, may discharge past due taxes or liens at any time levied or placed on any of the Collateral (other than taxes or liens for taxes, adjustments, charges or claims which, in each case, are either (i) not yet due or (ii) are being diligently contested by the Grantor in good faith by appropriate proceedings and any levy or similar proceeding with respect to the Collateral has been stayed), and the Grantor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization, together with interest, from the date that the Secured Party makes such payment or incurs such expense at a rate per annum equal to the prime rate as published in the Money Rates column of The Wall
                                                                  --------
Street Journal up until a period of 30 calendar days beyond the submission of an
--------------
invoice to the Grantor, and thereafter at a rate per annum of 4% over the prime rate as published in the Money Rates column of The Wall Street Journal until the
                                               -----------------------
date of repayment thereof in full; provided, however, that nothing in this
                                   --------
Section 4 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances as set forth herein or in the Joint Settlement Agreement or imposing any obligation on the Secured Party to cure or perform any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances as set forth herein or in the Joint Settlement Agreement.

          5. Representations and Warranties of Grantor. The Grantor represents,
             -----------------------------------------
warrants and covenants to and with the Secured Party that:

          (a) Title to Collateral. Except as set forth on Schedule A hereto, the
              -------------------
Grantor owns all of the Collateral, free and clear of any liens (other than liens created hereby and by the Joint Settlement Agreement), claims or transfer restrictions.

          (b) Validity of Security Interest. Except as set forth on Schedule A
              -----------------------------
hereto, the Security Interest constitutes a valid and legal security interest in all of the Collateral for the payment and performance of the Obligations and the Collateral is not, and will not be at any time, subject to any Liens, other than Liens created hereby and by the Joint Settlement Agreement.

          6. Payment of Cash Proceeds.
             ------------------------
          (a) The Grantor hereby agrees to take all action that is necessary to cause any and all cash Proceeds of any Collateral to be deposited directly into the Cash Collateral Account by any obligor, debtor or payor with respect to any Collateral. If at any time, notwithstanding the provisions of this Section 6, the Grantor receives any cash Proceeds of Collateral, then the Grantor shall, immediately after any such receipt, deposit such cash into the Cash Collateral Account.

          7. Retention of Working Capital. Notwithstanding anything to the
             ----------------------------
contrary contained in this Security Agreement, if the Grantor is an operating company, it may retain such amount of cash or other liquid assets (including, but not limited to, the Proceeds of Collateral which it may receive) as is reasonably necessary to meet its working capital needs. For purposes of this
Section 7, the Grantor shall be considered an operating company if as of the date of this Security Agreement it is principally engaged in the production or sale of a product or service other than the investment of capital.

          8. Cash Collateral Account.
             -----------------------
          (a) The Secured Party shall establish and maintain at such financial institution as shall be reasonably satisfactory to the Secured Party an account in the name and under the control of the Secured Party (the "Cash Collateral Account"). All cash Proceeds of Collateral received by or for the benefit of the Secured Party pursuant to Section 6 or Section 7 hereof or otherwise shall be deposited in the Cash Collateral Account and held by the Secured Party as part of the Collateral and applied in accordance with the terms of this Security Agreement. Pending said application, any moneys held, in the Cash Collateral Account shall be invested and reinvested at any time in such Permitted Investments as the Secured Party shall deem advisable, which Permitted Investments shall be held in the name and be under the control of the Secured Party. Any return on or distribution from the Permitted Investments or other income received by the Secured Party with respect to the balance from time to time standing to the credit of the Cash

Collateral Account shall remain, or be deposited and held, in the Cash Collateral Account, subject to investment, reinvestment and application thereof in accordance with the terms of this Security Agreement. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Collateral Account, together with any and all Permitted Investments from time to time made pursuant to this Section 8, shall constitute part of the Collateral hereunder.

          9. Compensation and Expenses and Indemnification of the Secured Party.
             ------------------------------------------------------------------
The Grantor agrees that it will upon demand pay to the Secured Party:

          (a) the amount of any taxes which the Secured Party may have been required to pay with respect to the Collateral, and

          (b) the amount of any and all reasonable expenses, including, without limitation, fees and disbursements of counsel, financial advisors and of any other experts, which the Secured Party may reasonably incur in connection with administration and enforcement of this Security Agreement, including, without limitation, such expenses as are reasonably incurred to preserve the value of the Collateral and to collect, sell or otherwise dispose of or transfer any of the Collateral.

          The Grantor agrees to pay, indemnify, and hold the Secured Party, in its individual capacity, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever which may reasonably be incurred by the Secured Party with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement, except such as result from the gross negligence or willful misconduct of the Secured Party.

          10. Administrative Provisions.
              -------------------------

          (a) Limitation on Duty of Secured Party in Respect of Collateral.
              ------------------------------------------------------------
Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or as to the preservation of any rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

          (b) Authority to Take Action. The Secured Party is authorized to take
              ------------------------
all such action as is expressly provided to be taken by it as Secured Party hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Secured Party shall act or refrain from acting in accordance with its own discretion. The obligations of the Secured Party hereunder are only those expressly set forth herein. None of the Secured Party or its officers, agents or employees shall be liable to the Grantor or any other person for any action taken or not taken by it in connection with this Security Agreement in the absence of its own gross negligence or willful misconduct.

          11. Location of Place of Business; Records and Schedules of Assets.
              --------------------------------------------------------------

          (a) The Grantor agrees promptly to notify the Secured Party of any change (i) in its corporate name, (ii) in the location of its principal executive office or its principal place of business or (iii) in its identity or corporate structure. The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless the Secured Party is notified at least 20 days prior to such change.

          (b) The Grantor agrees to maintain complete and accurate records in all material respects with respect to the Collateral.

          12. Protection of Security. The Grantor shall, at its own cost and
              ----------------------
expense, take any and all actions necessary to defend its right, title or other interest in and to the Collateral against all persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof.

          13. Continuing Obligations of the Grantor. The Grantor shall remain
              -------------------------------------
liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Secured Party from any and all liability for such performance (such indemnification to survive the termination of this Security Agreement).

          14. Use and Disposition. The Grantor shall not make or permit to be
              -------------------
made an assignment, grant of a security interest, pledge, hypothecation or other transfer of any of the Collateral (other than pursuant hereto); provided that
                                                                --------
nothing in this Security Agreement shall restrict or limit the ability of the Grantor, if no Event of Default is continuing, to exercise or sell or dispose of or cause to be redeemed by any person that is a Non-Affiliate of the Grantor, including, without limitation, any discounting at less than face value, any Collateral on terms believed in good faith by the Grantor to be, in the aggregate for all such Collateral so exercised, sold, disposed of or redeemed, considered together, for fair value (the "Sales Proceeds," which in the case of any exercise shall be calculated net of the aggregate exercise price thereof), and the Secured Party shall at the request of the Grantor deliver to such person as the Grantor may designate, in exchange for the Sales Proceeds, all instruments or certificates held by the Secured Party evidencing the Collateral for purposes of any such sale, exercise, disposition or redemption.

          15. Collections. During the continuance of an Event of Default, the
              -----------
Secured Party shall have the right (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases with respect to the Collateral, and to transfer or direct payment of any such amounts to the Cash Collateral Account; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize upon and enforce any rights in respect of any Collateral; (d) to settle, compromise, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (e) to notify, or to require the Grantor to notify, any entity obligated on any or all of the Collateral to make payment therefrom directly to the Secured Party; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Secured Party was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein
                                 --------  -------
contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall, subject to Section 10(a) hereof and except to the extent resulting from the gross negligence or willful misconduct of the Secured Party, give rise to (i) any defense, counterclaim or offset in favor of the Grantor or to any claim or action in connection with the Obligations or (ii) any other claim or action against the Secured Party. The provisions of this Section 15 shall in no event relieve the Grantor of any of its obligations hereunder or under any other documents with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other agreement or instrument or by law or otherwise.

          16. Remedies.
              --------
          (a) During the continuance of an Event of Default, it is agreed that the Secured Party shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance (except as provided in subsection (b)), and, generally, to exercise any and all rights afforded to a secured party or to an assignee of a judgment under the Uniform Commercial Code of the State of New York or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Secured Party shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the maximum extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          (b) The Secured Party shall give the Grantor 15 days' prior written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code of the State of New York or its equivalent in other jurisdictions or with respect to any law applicable to the assignment of judgments as security, if applicable) of the Secured Party's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 16, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the maximum extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Grantor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement no purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full or otherwise performed. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 16 shall be deemed to conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code of the State of New York or its equivalent in other jurisdictions.

          17. Application of Proceeds. During the continuance of an Event of
              -----------------------
Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash or money held by the Secured Party pursuant to the terms hereof shall be applied by the Secured Party in the following order of priorities:

          first, to payment of the expenses of such sale or other realization, including without limitation reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, second, to the Secured Party for any unpaid Fees, and

          third, to the payment of all other Obligations.

Any remaining amounts shall be remitted to the Grantor.

          18. Security Interest Absolute. All rights of the Secured Party
              --------------------------
hereunder, the Security Interest, and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Joint Settlement Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Joint Settlement Agreement or any other agreement or instrument, (c) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, with respect to all or any of the Obligations, or
(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or in respect of this Security Agreement (other than the indefeasible payment in full of all the Obligations).

          19. No Waiver. No failure on the part of the Secured Party to
              ---------
exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

          20. Amendment, Modification, Waiver. Neither this Security Agreement
              -------------------------------
nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Grantor and the Secured Party.

          21. Secured Party Appointed Attorney-in-Fact. Except as otherwise
              ----------------------------------------
provided herein, the Grantor hereby appoints the Secured Party the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Security Agreement.

          22. Binding Agreement; Assignments. This Security Agreement, and the
              ------------------------------
terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Grantor shall not be permitted to assign, delegate or otherwise transfer any of the rights or obligations of the Grantor hereunder without the prior written consent of the Secured Party.

          23. Obligations Independent. Nothing in this Security Agreement shall
              -----------------------
be deemed to eliminate, reduce, replace, limit, modify, restrict or otherwise affect any (a) requirement, obligation or duty of the Grantor or (b) right, privilege, power or remedy of the PBGC, in each case, under the Joint Settlement Agreement and under ERISA and the applicable rules and regulations thereunder or under any other applicable law, ordinance, rule or regulation.

          24. Governing Law. This Security Agreement shall be construed in
              -------------
accordance with and governed by the internal laws of the State of New York without regard to the conflict of laws principles thereof, except (a) as otherwise required by mandatory provisions of law and (b) to the extent preempted by Federal law.

          25. Notices. Any notice, consent, approval or other communication
              -------
required or permitted under this Security Agreement shall be in writing and shall be delivered by hand or overnight courier service, sent by telefacsimile transmission or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type), and shall be deemed duly given when so delivered or sent by telefacsimile transmission or if sent by overnight courier service, on the first Business Day after dispatch by overnight courier, to the following respective addressees at the address or telefacsimile number set forth below:

To the Grantor:

                                          Telefacsimile No.:

To the Secured Party:                     Director, Corporate Finance
                                          and Negotiations Department
                                          Pension Benefit Guaranty
                                                Corporation
                                          Suite 270
                                          1200 K Street, N.W.
                                          Washington, D.C. 20005
                                          Telefacsimile No.: (202) 842-2643

                                                with copies to:

                                          General Counsel
                                          Pension Benefit Guaranty Corporation
                                          Suite 340
                                          1200 K Street, N.W.
                                          Washington, D.C. 20005

                                          Telefacsimile No.: (202) 326-4112

or to such other Persons or addresses as any person entitled to notice hereunder may from time to time designate by notice in accordance with this Section 25 to the other party or parties. If the effective date of notice shall fall upon a day that is not a Business Day, notice shall not be deemed effective until the next Business Day.

          26. Severability. In case any one or more of the provisions contained
              ------------
in this Security Agreement should be held invalid, illegal or unenforceable in any respect with respect to the Grantor, no party hereto shall be required to comply with such provision with respect to the Grantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          27. Section Headings. Section headings used herein are for convenience
              ----------------
only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

          28. Counterparts: Effectiveness. This Security Agreement may be
              ---------------------------
executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when executed by or on behalf of all the parties hereto.

          29. Termination. This Security Agreement and the Security Interest
              -----------
shall terminate when all the Obligations have been satisfied by the Grantor and/or one or more other members of the Limited Hillside Group in accordance with the terms of the Joint Settlement Agreement. Upon the termination of this Security Agreement, the Secured parties shall release all Collateral (including, but not limited to, the Cash Collateral Account) from the Security Interest, and shall take such steps, execute such documents and file such statements (or withdraw or retract previously filed statements) as shall be reasonably necessary to return to Grantor full right, title and interest in, to and under the Collateral free and clear of the Security Interest.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.


                                    --------------------------------------------
                                         as Grantor


                                                  by
                                                        ------------------------
                                                        Name:
                                                        Title:

                                    PENSION BENEFIT GUARANTY CORPORATION,
                                         as Secured Party


                                                  by
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                      Schedule A

                               Liens on assets of
                                                  -------------------------

STATE OF NEW YORK                    )
                                     )   ss:
COUNTY OF NEW YORK                   )

     On the      day of                   , 1994, before me personally came
            ----        -----------------
                                                                   to me known,
------------------------------------------------------------------
who, being by me duly sworn, did depose and say that s/he resides at
                                      ; that s/he is of
-------------------------------------
                                     , the corporations described in and which
------------------------------------
executed the above instrument as Grantor; and that s/he signed her/his name thereto on behalf of such corporation pursuant to authority of the Board of Directors of such corporation.

                                            (NOTARIAL SEAL)


                                            ------------------------------------

                                                                       EXHIBIT C
                                                                       ---------

Hillside Capital Incorporated, Hillside Industries Incorporated and Teepak, Inc. maintain the following plans subject to Title IV of ERISA:

     Teepak Salaried Employees Pension Plan

Teepak, Inc. also maintains the following plans subject to Title IV of ERISA:

     Pension Plan for Hourly Paid Employees of Teepak, Inc.'s Service Centers

     Pension Plan for Hourly Paid Employees of Teepalk, Inc.'s Danville Plant

The Members of the Ampex Group and the Sherborne Group maintain the following plans subject to Title IV of ERISA:

     Ampex Media Corporation Retirement Plan

     Employees' Retirement Plan of Ampex Corporation

     Buffalo Color Corporation Hourly Employees' Pension Plan

     Buffalo Color Corporation Salaried Employees' Pension Plan

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATION

                    1001 PENNSYLVANIA AVENUE, N.W., SUITE 800
                            WASHINGTON, DC 20004-2505
                                  202-638-7000
                                FAX 202 839 7008

                                 January 3, 1995
                                                            WRITER'S DIRECT LINE

                                                                    202-639-7309

                                                       PRIVILEGED & CONFIDENTIAL

VIA FACSIMILE AND U.S. MAIL

Andrea E. Schneider
Director Corporate Finance and
Negotiations Department
Pension Benefit Guaranty Corporation
1200 K Street, N.W.
Suite 270
Washington. I) C. 20005-4026

                   RE: NHI PLAN OF REORGANIZATION CONSUMMATION

Dear Ms. Schneider:

     As you know, the NHI plan of reorganization was confirmed on December 7, 1994. This is to notify you that the NHI plan of reorganization was consummated on December 29, 1994. Consequently, Section 16.12(b), the NHI Reorganization Condition, of the Joint Settlement Agreement by and among the Pension Benefit Guaranty Corporation, The Ampex Group, The Limited Hillside Group, and The Sherborne Group has been satisfied.

                                            Sincerely,


                                            /s/ Diane E. Burkley
                                            ------------------------------------
                                            Diane E. Burkley

cc:    Carol Connor Flowe
       General Counsel
       Pension Benefit Guaranty Corporation

                          SONNENSCHEIN NATH & ROSENTHAL

                           1221 AVENUE OF THE AMERICAS

                                   24TH FLOOR                     (212) 768-6700

                            NEW YORK, NEW YORK 10020                   facsimile

                                                                    212-391-1247

                               September 17, 1996

                                                                  (212) 768-6793

VIA FACSIMILE
-------------

Norman Seidenfeld, Esq.
300 Park Avenue
17th Floor
New York, NY 10022

         Re:      Correct Address for Quantegy
                  ----------------------------

Dear Mr. Seidenfeld:

          Under the Stock Purchase Agreement between Ampex Corporation, Quantegy Acquisition Corp., Ampex Media Corporation ("AMC") and Ampex Recording Media Corporation ("ARMC") as of November 10, 1995, all written notices and communication required to he made thereunder to AMC or ARMC are to he delivered to Jack S. Kenney at the address below:

                                    Quantegy, Inc.
                                    401 Westpark Court
                                    Suite 110
                                    Peachtree City, GA 30269

          Please let me know if you have any questions.

                                                     Sincerely,


                                                     /s/ Edward J. Jordanich
                                                     ---------------------------
                                                     Edward J. Jordanich

EJJ:dms/7069618

cc:    Todd R. Eskelsen, Esq.
       Philip A. Haber, Esq.

                  NEW YORK WASHINGTON LOS ANGELES LONDON PARIS